UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.)

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Randolph Bancorp, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Randolph Bancorp, Inc., the holding company for Randolph Savings Bank, which will be held on August 21, 2017 at 3:00 p.m., local time, at Lombardo’s, 6 Billings Street, Randolph, Massachusetts 02368.

The attached Notice of Annual Meeting of Shareholders and proxy statement describe the formal business that we will transact at the annual meeting. In addition to the formal items of business, management will report on the operations and activities of Randolph Bancorp, Inc., and you will have an opportunity to ask questions.

The Board of Directors of Randolph Bancorp, Inc. has determined that an affirmative vote on the matters to be considered at the Annual Meeting is in the best interests of Randolph Bancorp, Inc. and its shareholders and unanimously recommends a vote “FOR” these matters.

Please complete, sign and return the enclosed proxy card promptly, whether or not you plan to attend the annual meeting. Your vote is important regardless of the number of shares you own. Voting by proxy will not prevent you from voting in person at the annual meeting but will assure that your vote is counted if you cannot attend.

On behalf of the Board of Directors and the employees of Randolph Bancorp, Inc. and Randolph Savings Bank, we thank you for your continued support and look forward to seeing you at the annual meeting.

Sincerely,

James P. McDonough
President and Chief Executive Officer

Stoughton, Massachusetts

July 14, 2017

RANDOLPH BANCORP, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

to be held on August 21, 2017

Dear Shareholder:

You are invited to attend the 2017 annual meeting of shareholders of Randolph Bancorp, Inc., which will be held on August 21, 2017 at 3:00 p.m., local time, at Lombardo’s, 6 Billings Street, Randolph, Massachusetts 02368. The annual meeting will be held for the following purposes:

1.	To elect the three Class I director nominees named in the proxy statement to serve on our Board of Directors for a term of three years and until their respective successors are duly elected and qualified;

2.	To ratify the appointment of Crowe Horwath LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017; and

3.	To approve the Randolph Bancorp, Inc. 2017 Stock Option and Incentive Plan.

In addition, shareholders may be asked to consider and vote upon any other matters that may properly be brought before the annual meeting and at any adjournments or postponements thereof.

Any action may be taken on the foregoing matters at the annual meeting on the date specified above, or on any date or dates to which the annual meeting may be adjourned, or to which the annual meeting may be postponed.

Our Board of Directors has fixed the close of business on June 30, 2017 as the record date for determining the shareholders entitled to notice of, and to vote at, the annual meeting and at any adjournments or postponements thereof.

We make proxy materials available to our shareholders on the internet at https://astproxyportal.com/ast/20777. You also may authorize your proxy via the internet or by telephone by following the instructions at www.proxyvote.com. In order to authorize your proxy via the internet or by telephone, you must have the shareholder identification number that appears on the enclosed proxy card.

By Order of the Board of Directors,

Michael K. Devlin
Executive Vice President, Chief Financial Officer, and Secretary

Stoughton, Massachusetts

July 14, 2017

Important Notice Regarding the Shareholder Meeting to be Held on August 21, 2017.

This proxy statement and our 2016 Annual Report to Shareholders are available at:

https://astproxyportal.com/ast/20777.

Whether or not you plan to attend the annual meeting, please carefully read the proxy statement and other proxy materials and complete a proxy for your shares as soon as possible. You may authorize your proxy via the internet or by telephone by following the instructions on the website indicated in this proxy statement. If you attend the annual meeting, you may vote in person if you wish, even if you previously have submitted your proxy. However, please note that if your shares are held of record by a bank, broker, or other nominee and you wish to vote in person at the annual meeting, you must obtain a proxy issued in your name from such bank, broker, or other nominee.

If you do not provide your holder of record with voting instructions on certain non-routine matters (e.g., the election of directors and approval of the Randolph Bancorp, Inc. 2017 Stock Option and Incentive Plan), your holder of record will not have discretion to vote your shares on such matters. In the case of routine matters (e.g., the ratification of the independent auditors), your holder of record is permitted to vote your shares in your holder of record’s discretion if you have not provided voting instructions. A “broker non-vote” occurs when your holder of record submits a proxy for the meeting with respect to routine matters, but does not vote on non-routine matters because you did not provide voting instructions on such matters. It is important, therefore, that you provide instructions to your holder of record if your shares are held in street name so that your vote with respect to non-routine matters is counted.

Randolph Bancorp, Inc.

10 Cabot Place

Stoughton, Massachusetts 02072

PROXY STATEMENT

FOR OUR 2017 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON AUGUST 21, 2017

These proxy materials are being made available in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Randolph Bancorp, Inc., a Massachusetts corporation, for use at our 2017 annual meeting of shareholders to be held on August 21, 2017, at 3:00 p.m., local time, at Lombardo’s, 6 Billings Street, Randolph, Massachusetts 02368, or at any postponement or adjournment of the annual meeting. References in this proxy statement to “we,” “us,” “our,” “ours,” or the “Company” refer to Randolph Bancorp, Inc., unless the context otherwise requires. This proxy statement and a form of proxy have been mailed to shareholders on or about July 14, 2017.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Who is entitled to vote at the annual meeting?

Holders of record of our common stock, $0.01 par value per share, at the close of business on June 30, 2017, the record date for the annual meeting, are entitled to receive notice of the annual meeting and to vote at the annual meeting. If you are a holder of record of our common stock as of the record date, you may vote the shares that you held on the record date even if you sell such shares after the record date. Each outstanding share of common stock as of the record date entitles its holder to cast one vote for each matter to be voted upon and, with respect to the election of directors, one vote for each director to be elected. Shareholders do not have the right to cumulate voting for the election of directors.

What is the purpose of the annual meeting?

At the annual meeting, you will be asked to vote on the following proposals:

•	Proposal 1: The election of the three Class I director nominees named in this proxy statement to serve on our Board for a term of three years and until their respective successors are duly elected and qualified;

•	Proposal 2: The ratification of the appointment of Crowe Horwath LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017; and

•	Proposal 3: The approval of the Randolph Bancorp, Inc. 2017 Stock Option and Incentive Plan.

You also may be asked to consider and act upon any other matters that may properly be brought before the annual meeting and at any adjournments or postponements thereof.

What constitutes a quorum?

The presence, in person or by proxy, of holders of a majority of the votes entitled to be cast at the annual meeting is necessary to constitute a quorum for the transaction of any business at the annual meeting. As of June 30, 2017, there were 5,868,544 shares outstanding and entitled to vote at the annual meeting.

Each share of common stock outstanding on the record date is entitled to one vote on each matter properly submitted at the annual meeting and, with respect to the election of directors, one vote for each director to be elected. Abstentions and “broker non-votes” (i.e., shares represented at the meeting held by brokers, as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares and with respect to which, on a particular matter, the broker does not have discretionary voting power to vote such shares) will be counted for purposes of determining whether a quorum is present for the transaction of business at the annual meeting.

What vote is required to approve each proposal?

With respect to Proposal 1, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election. Abstentions and broker non-votes with respect to Proposal 1 will have no effect on the election of directors. Proposal 2 will be approved if the votes cast in favor of the proposal exceed the votes cast against the proposal. Proposal 3 will be approved if the votes cast in favor of the proposal exceed the votes cast against the proposal. Abstentions and broker non-votes with respect to Proposals 2 and 3 will have no effect on the votes for these proposals.

Can I change my vote after I submit my proxy?

If you cast a vote by proxy, you may revoke it at any time before it is voted by:

•	filing a written notice revoking the proxy with our Secretary at our address;

•	properly submitting to us a proxy with a later date; or

•	appearing in person and voting by ballot at the annual meeting.

If you attend the annual meeting, you may vote in person whether or not you previously have given a proxy, but your presence (without further action) at the annual meeting will not constitute revocation of a previously given proxy. Unless you have received a legal proxy to vote the shares, if you hold your shares through a bank, broker, or other nominee, that is, in “street name,” only that bank, broker, or other nominee can revoke your proxy on your behalf.

You may revoke a proxy for shares held by a bank, broker, or other nominee by submitting new voting instructions to the bank, broker, or other nominee or, if you have obtained a legal proxy from the bank, broker, or other nominee giving you the right to vote the shares at the annual meeting, by attending the annual meeting and voting in person.

How do I vote?

Voting in person at the annual meeting. If you hold your shares in your own name as a holder of record with our transfer agent, American Stock Transfer & Trust Company, LLC, and attend the annual meeting, you may vote in person at the annual meeting. If your shares are held by a bank, broker, or other nominee, that is, in “street name,” and you wish to vote in person at the annual meeting, you will need to obtain a “legal proxy” from the bank, broker, or other nominee that holds your shares of record.

Voting by proxy. If your shares are registered directly in your name with our transfer agent, this proxy statement was sent directly to you by us. In that case, you may instruct the proxy holders named in the proxy card how to vote your shares of common stock in one of the following ways:

Vote online. You can access proxy materials and vote at www.proxyvote.com. To vote online, you must have a shareholder identification number provided on your proxy card.

Vote by telephone. If you received printed materials, you also have the option to vote by telephone by following the “Vote by Phone” instructions on the proxy card.

Vote by regular mail. If you would like to vote by mail, then please mark, sign, and date your proxy card and return it promptly in the postage-paid envelope provided.

If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and this proxy statement was forwarded to you by that organization. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. If you do not provide your holder of record with voting instructions on certain non-routine matters (e.g., the election of directors and approval of the Randolph Bancorp, Inc. 2017 Stock Option and Incentive Plan), your holder of record will not have discretion to vote your shares on such matters. In the case of routine matters (e.g., the ratification of the independent auditors), your holder of record is permitted to vote your shares in your holder of record’s discretion if you have not provided voting instructions. A “broker non-vote” occurs when your holder of record submits a proxy for the meeting with respect to routine matters, but does not vote on non-routine matters because you did not provide voting instructions on such matters. It is important, therefore, that you provide instructions to your holder of record if your shares are held in street name so that your vote with respect to non-routine matters is counted. If you request printed copies of the proxy materials by mail, you will receive a vote instruction form for this purpose.

Even if you plan to attend the annual meeting, we recommend that you submit a proxy to vote your shares in advance so that your vote will be counted if you later are unable to attend the annual meeting.

How is my vote counted?

If you authorize your proxy to vote your shares electronically via the internet or by telephone, or, if you received a proxy card by mail and you properly marked, signed, dated, and returned it, the shares that the proxy represents will be voted in the manner specified on the proxy. If no specification is made, your shares will be voted “for” the election of the nominees for the directors named in this proxy statement, “for” ratification of the appointment of Crowe Horwath LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017, and “for” approval of the Randolph Bancorp, Inc. 2017 Stock Option and Incentive Plan. It is not anticipated that any matters other than those set forth in this proxy statement will be presented at the annual meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

How does the Board recommend that I vote on each of the proposals?

The Board recommends that you vote:

•	FOR Proposal 1: The election of James P. McDonough, Richard C. Pierce, and Janis E. Wentzell, as Class I directors to serve on our Board for a term of three years and until their respective successors are duly elected and qualified;

•	FOR Proposal 2: The ratification of the appointment of Crowe Horwath LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017; and

•	FOR Proposal 3: The approval of the Randolph Bancorp, Inc. 2017 Stock Option and Incentive Plan.

What other information should I review before voting?

Our 2016 annual report, including our consolidated financial statements for the fiscal year ended December 31, 2016, was mailed to you along with this proxy statement. You may obtain, free of charge, copies of our 2016 annual report and our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which contain additional information about the Company, on our website at www.randolphsavings.com or by directing your request in writing to 10 Cabot Place, Stoughton, Massachusetts 02072, Attention: Investor Relations. The 2016 annual report and the Annual Report on Form 10-K for the fiscal year ended December 31, 2016, however, are not part of the proxy solicitation materials, and the information found on, or accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the Securities and Exchange Commission (the “SEC”).

Who is soliciting my proxy?

This solicitation of proxies is made by and on behalf of the Board. We will pay the cost of the solicitation of proxies. In addition to the solicitation of proxies by mail, our directors, officers, and employees may solicit proxies personally or by telephone. We have engaged D.F. King & Co., Inc. to solicit proxies, and we will reimburse it for reasonable out-of-pocket expenses incurred in the solicitation of proxies.

No person is authorized on our behalf to give any information or to make any representations with respect to the proposals other than the information and the representations contained in this proxy statement, and, if given or made, such information and/or representations must not be relied upon as having been authorized.

PROPOSAL 1: ELECTION OF DIRECTORS

Our articles of organization provide that the size of the Board will be determined from time to time by resolution of the Board. Our articles of organization also provide that no director shall serve after attaining age 75 or generally after completing seven terms, except for the limited situations as set forth in the articles of organization. The Board currently consists of ten directors. Our articles of organization provide for a classified board of directors consisting of three classes of directors. We currently have three directors in Class I, three directors in Class II, and four directors in Class III, each serving a staggered three-year term.

The Board, upon the recommendation of the governance committee, has nominated James P. McDonough, Richard C. Pierce, and Janis E. Wentzell to serve as directors. Each of these nominees is a current director of the Company. The Board anticipates that each nominee will serve, if elected, as a director. However, if any nominee is unable to accept election, proxies voted in favor of such nominee will be voted for the election of such other person or persons as the Board may select. Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election.

We will treat broker non-votes as shares that are present and entitled to vote for purposes of determining the presence or absence of a quorum. Abstentions and broker non-votes, if any, will have no effect on this proposal.

The Board unanimously recommends that you vote FOR each of the director nominees.

Information Regarding the Director Nominees

The following table and biographical descriptions set forth certain information with respect to each director and director nominee, based upon information furnished by each director as of December 31, 2016. The biographical information includes the specific experience, qualifications, attributes and skills that led to the conclusion by our Board that such person should serve as a director.

Name	Age	Position	Independent	Director Since	Term Expires
Nominees:

James P. McDonough	66	Director, President, and Chief Executive Officer	No	2013	2017
Richard C. Pierce, Esq.	64	Director	Yes	1995	2017
Janis E. Wentzell	70	Director	Yes	1999	2017

Continuing Directors:

Paul R. Donovan	70	Director	Yes	2013	2019
Daniel M. Joyce	62	Director	Yes	2012	2018
John J. O’Connor, III	70	Director	Yes	2013	2019
Richard A. Phillips, Sr.	71	Director	Yes	2007	2018
Kenneth K. Quigley, Jr., Esq.	59	Director	Yes	2013	2019
Louis J. Trubiano	66	Director and Chairman	Yes	2007	2018
James G. Welch	69	Director	Yes	2011	2019

The following includes a brief biography for each of our directors. The biography of each director also includes information regarding the experiences, qualifications, attributes, or skills that caused the Board to determine that such member of the Board should serve as a director as of the date of this proxy statement. There are no family relationships among any of our directors or executive officers. Unless otherwise stated, each director has held his or her current occupation for the last five years.

Nominees

James P. McDonough. Mr. McDonough has served as our President and Chief Executive Officer since May 2013. From 2006 to 2012, Mr. McDonough served as chancellor and chief financial officer of the Archdiocese of Boston. Previously, Mr. McDonough spent 28 years at Abington Savings Bank, Abington, Massachusetts, including 12 years as president and chief executive officer. Mr. McDonough is a past chair of the South Shore Chamber of Commerce and the Massachusetts Bankers Association. He is currently a member of the board of directors of the South Shore Health System and the Clergy Health and Retirement Trust of the Roman Catholic Archdiocese of Boston.

Richard C. Pierce, Esq. Mr. Pierce founded Housing Management Resources. Inc., a nationwide property management company specializing in affordable housing, in November 2001. Since then, he has served as the president and chief executive officer. He also serves on the board of Housing Management Resources, Inc. and Sage Housing, Inc. Mr. Pierce’s experience in property development, management, financing, and permitting offers valuable insights into the real estate mortgage market, which is a significant sector of our business.

Janis E. Wentzell. Ms. Wentzell is the president of A Storage Solution, Inc., a self-storage facility founded by her in 1986. She is also the president and owner of Autocraft, Inc., where Ms. Wentzell developed and operated automatic sales and service facilities since 1978. Ms. Wentzell has also managed a portfolio of residential and commercial properties from 1978 to present. Ms. Wentzell’s knowledge in the real estate market in communities in which we operate positions her to provide valuable input to our corporate strategy.

Continuing Directors

Paul R. Donovan. Mr. Donovan has served as a vice president at Neat Capital since May 2017. Prior to that, he served as vice president at Goldman Sachs from January 2015 to May 2017. Prior to that, Mr. Donovan served as the chief information officer at Investor Lending Solutions. Mr Donovan has been chief information officer at a number of financial organizations including Fidelity Investments, ING and Boston Private Bank and Trust Company. He has also served on the IT Transformation Advisory Board of the New York Life Insurance Company. Mr. Donovan’s expertise in information technology provides us with a unique perspective and business insights.

Daniel M. Joyce. Mr. Joyce is the chief executive officer and a director of Moors & Cabot, Inc., a full service investment firm, where he has served in a variety of roles since 1996. Prior to joining Moors & Cabot, Mr. Joyce served in a variety of executive and managerial capacities with Fidelity Investments, Hambrecht & Quist Capital Management LLC, and Dean Witter Reynolds. Mr. Joyce also served on the Board of Governors of the Boston Stock Exchange. Mr. Joyce is qualified to serve on the Board because of his knowledge of the financial industry and his management skills.

John J. O’Connor, III. Mr. O’Connor served as the chair, president, and chief executive officer at The Community Bank, Brockton, Massachusetts, from 2010 to January 2013 and is currently retired. Between 1999 and 2009, Mr. O’Connor served as the chair, president and chief executive officer at South Coastal Bank. From 1995 to 1998, Mr. O’Connor served as a regional president at Citizens Bank of Massachusetts. Mr. O’Connor is a past chair of the South Shore Chamber of Commerce. Mr. O’Connor’s extensive experience in the banking industry, specifically commercial lending and credit, qualifies him to serve on the Board.

Richard A. Phillips, Sr. Mr. Phillips has been an owner of the Stoughton Town Spa Inc., a local restaurant, for over forty years. As a long time business operator, Mr. Phillips has valuable insight into the small business sector of our market area and economic conditions affecting the communities which we serve.

Kenneth K. Quigley, Jr., Esq. Mr. Quigley has served as president of Curry College, a private, four-year, liberal arts-based institution located in Milton, Massachusetts, since 1996. Mr. Quigley has also served as an independent director on the boards of companies listed on both the New York Stock Exchange and NASDAQ, including the former Hibernia Savings Bank and Central Bancorp, Inc. Mr. Quigley is a past chair of the South Shore Chamber of Commerce. Mr. Quigley is qualified to serve on the Board based upon his prior board experience from his former directorships and his strong commitment to the local community.

Louis J. Trubiano. Mr. Trubiano has served as the president of Louis & Company, Inc., a marketing and advertising agency, since 1991. In that capacity, he has provided consulting and advertising services to many community banks. He also serves on the board of regional nonprofit organizations, including Christmas in the City. Mr. Trubiano is a past chair of the South Shore Chamber of Commerce. Among other reasons, Mr. Trubiano is qualified to serve on the Board because of his understanding of the strategic marketing environment as it relates to community banks.

James G. Welch. Mr. Welch has served as a consultant and business advisor in connection with various general business matters since 2011. From 1980 to 2011, Mr. Welch served as a shareholder and principal at Blum Shapiro & Company, P.C., a regional accounting firm serving privately owned businesses, non-profit organizations and high net-worth individuals. He has also served on a number of boards including South Shore YMCA and Verc Car Rentals. Mr. Welch is a past chair of the South Shore Chamber of Commerce. During his career, Mr. Welch developed expertise in corporate governance, financial reporting, and internal controls, which is relevant to our audit committee and the governance committee.

Biographical Information Regarding Executive Officers Who Are Not Directors

The following table provides information regarding our executive officers who are not directors, as of June 30, 2017. Each executive officer serves at the discretion of our board of directors and holds office until his or her successor is duly elected and qualified or until his or her earlier death, resignation, or removal:

Name	Age	Position(s)
Michael K. Devlin	66	Executive Vice President and Chief Financial Officer
Martie M. Dwyer	55	Senior Vice President, Senior Commercial Loan Officer
Peter J. Fraser	55	Senior Vice President and President of First Eastern Mortgage Division
Ryan J. Kirwin	43	Senior Vice President, Residential Lending
Richard D. Olson, Jr.	49	Senior Vice President, Retail Banking & Marketing
Donna L. Thaxter	56	Senior Vice President, Human Resources
Thomas A. Foresta	42	Vice President and Chief Information Officer

The following includes a brief biography for each of our executive officers. Unless otherwise stated, each executive officer has held his or her current occupation for the last five years.

Michael K. Devlin. Mr. Devlin has served as our Executive Vice President and Chief Financial Officer since November 2015. From March 2015 to October 2015, he served as our Vice President of Finance. Mr. Devlin served as a financial consultant from October 2013 to March 2015 and as a partner at Grant Thornton LLP from November 2004 to September 2013. He previously served as the chief financial officer of Central Bancorp, Inc. and as a partner at Arthur Andersen LLP. He is currently a member of the board of trustees of Joslin Diabetes Center, Inc. and serves as chairman of the audit committee.

Martie M. Dwyer. Ms. Dwyer has served as our Senior Vice President, Senior Commercial Loan Officer since June 2013. Previously, Ms. Dwyer was the senior vice president, senior commercial lender/retail director at the Community Bank between 2011 and 2013. Prior to that, she served as the executive vice president, retail director, at Admirals Bank from 2009 to 2011. She is currently a member of the board of directors of Dove, Inc.

Peter J. Fraser. Mr. Fraser has served as Senior Vice President and President of our First Eastern Mortgage Division since July 2016. Prior to our acquisition of First Eastern Bankshares Corporation and its subsidiary First Federal Savings Bank of Boston in July 2016, Mr. Fraser spent 30 years in various positions with First Federal Savings Bank of Boston, serving as its president and chief operating officer since 2007.

Ryan J. Kirwin. Mr. Kirwin served as our Vice President, Residential Lending Sales between September 2008 and September 2013, and has served as our Senior Vice President, Residential Lending since September 2013.

Richard D. Olson, Jr. Mr. Olson has served as our Senior Vice President, Retail Banking and Marketing since October 2013. Prior to that, Mr. Olson worked as the senior relationship manager for financial institutions at Federal Reserve Bank of Boston from May 2013 to October 2013. Before that, he was the senior vice president, director of consumer and small business banking at Northway Financial Inc. from December 2007 to May 2013. He also spent 18 years in various retail banking, marketing, and operations positions at Bank of Boston and Bank of America.

Donna L. Thaxter. Ms. Thaxter has served as our Senior Vice President, Human Resources since June 2014. From June 2002 to June 2013, she was the owner and principal consultant for DLT and Associates, a consulting firm specializing in training and development, leadership coaching and development, and general consulting relating to human resources and employee development issues.

Thomas A. Foresta. Mr. Foresta has served as our Vice President and Chief Information Officer since December 2013. Mr. Foresta served as the chief information officer at Dean Bank from 2007 to November 2013, vice president and director of information systems at Capital Crossing Bank from 2005 to 2007 and in various information technology positions at Citizens Bank and Abington Savings Bank from 1998 to 2005.

ROLE OF THE BOARD; CORPORATE GOVERNANCE MATTERS

Board Leadership Structure and the Role of the Board in Risk Oversight

Board Leadership Structure. Although our by-laws do not require that we separate the chairman of the board and chief executive officer positions, the Board believes that having separate positions is the appropriate leadership structure for us at this time. Separating these positions allows our chief executive officer to focus on our day-to-day business, while allowing the chairman of the board to lead the Board in its fundamental role of providing advice to and independent oversight of management. The Board recognizes the time, effort, and energy that the chief executive officer must devote to his position in the current business environment, as well as the commitment required to serve as our chairman of the board, particularly as the Board’s oversight responsibilities continue to grow. The Board also believes that this structure ensures a greater role for the independent directors in the oversight of the Company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of the Board. The Board recognizes that, depending on the circumstances, other leadership models, such as combining the role of chairman of the board with the role of chief executive officer, might be appropriate. Accordingly, the Board will periodically review its leadership structure.

Role of the Board in Risk Oversight. The Board is actively involved in oversight of risks that could affect the Company, including credit risk, interest rate risk, liquidity risk, operational risk, strategic risk, and reputation risk. This oversight is conducted in part through committees of the Board, but the full Board has retained responsibility for general oversight of enterprise risk management. The Board satisfies this responsibility through full reports by each committee regarding its considerations and actions and regular reports directly from officers responsible for oversight of particular risks within the Company. Risks relating to the direct operations of Randolph Savings Bank are further overseen by the board of directors of Randolph Savings Bank, who are the same individuals who serve on the Board of Randolph Bancorp, Inc. Further, the Board oversees risks through the establishment of policies and procedures that are designed to guide daily operations in a manner consistent with applicable laws, regulations, and risks acceptable to the organization.

Director Independence

The NASDAQ listing rules require that independent directors constitute a majority of a listed company’s board of directors. In addition, the NASDAQ listing rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and corporate governance committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act.

Under NASDAQ listing rules, a director will only qualify as an “independent director” if, in the opinion of the Board, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent under the Exchange Act, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries. In addition to satisfying general independence requirements under the NASDAQ listing rules, a member of a compensation committee of a listed company may not (other than in his or her capacity as a member of the compensation committee, the board of directors, or any other board committee) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries. Additionally, the board of directors of the listed company must consider whether the compensation committee member is an affiliated person of the listed company or any of its subsidiaries and, if so, must determine whether such affiliation would impair the director’s judgment as a member of the compensation committee.

Based upon information requested from and provided by each director concerning his or her background, employment, and affiliations, including family and other relationships, including those relationships described under the section of entitled “Transactions with Related Parties,” the Board determined that each of our directors, with the exception of Mr. McDonough, is “independent” under the NASDAQ listing rules. Mr. McDonough is not considered independent because he currently serves as our President and Chief Executive Officer. The Board also determined that each member of the audit and the governance committees satisfies the independence standards for such committees established by the SEC and the NASDAQ Listing Rules, as applicable. In making these determinations on the independence of our directors, the Board considered the relationships that each such non-employee director has with our company and all other facts and circumstances the Board deemed relevant in determining independence.

Our independent directors will meet alone in executive session periodically. The purpose of these executive sessions is to promote open and candid discussion among the independent directors.

Shareholder Communications with the Board

Shareholders wishing to communicate with the Board should address their communications to the Company’s investor relations department contact, Michael K. Devlin, by e-mail at mdevlin@randolphsavings.com, by telephone at (781) 573-1348, or by mail sent to the Company’s main address at 10 Cabot Place, Stoughton, Massachusetts 02072, Attention: Investor Relations. The mailing envelope should contain a clear notation indicating that the enclosed letter is a “Shareholder-Board Communication” or “Shareholder-Director Communication.” All such letters should clearly state whether the intended recipients are all members of the Board or certain specified individual directors. All communications will be reviewed by the Company’s investor relations department, which will determine whether the communication will be relayed to the Board or the director. Except for resumes, sales and marketing communications, or notices regarding seminars or conferences, summaries of all shareholder communications will be provided to the Board.

The Board and Its Committees

The Board has a standing audit committee, governance committee, and executive committee. The composition and responsibilities of each committee are described below. Members serve on these committees until their resignation or until otherwise determined by the Board.

The Board held six meetings during fiscal year 2016, and all directors attended 75% or more of the Board meetings and meetings of the committees on which they served during the periods they served. The Company did not hold an annual meeting of shareholders in 2016. All directors are expected to attend the annual meeting.

Audit Committee. The audit committee is responsible for assisting the Board in its oversight of the integrity of our financial statements, the qualifications and independence of our independent auditors, our internal financial and accounting controls, and our internal audit function. The audit committee has direct responsibility for the appointment, compensation, retention (including termination), and oversight of our independent auditors, and our independent auditors report directly to the audit committee. The audit committee also prepares the audit committee report that the SEC requires to be included in our annual proxy statement. In addition, the audit committee has oversight responsibility in ensuring that a risk-based internal audit plan is designed and implemented, with the related results of such audits communicated on a timely basis.

The members of the audit committee are Messrs. Donovan, Joyce, Quigley, Trubiano, and Welch, with Mr. Joyce serving as chair. Each member of the audit committee qualifies as an independent director under the corporate governance standards of the NASDAQ listing rules and the independence requirements of the Exchange Act. Our Board has determined that Mr. Joyce, Mr. Quigley, and Mr. Welch each qualifies as an “audit committee financial expert” as such term is currently defined under SEC rules. The audit committee has adopted a written charter that satisfies the applicable standards of the SEC and the NASDAQ listing rules, and it is available on our website.

Governance Committee. The governance committee serves the function of both the nominating and corporate governance committee and the compensation committee. The governance committee is responsible for making recommendations to the Board regarding candidates for directorships and the structure and composition of the Board and its committees. In addition, the governance committee is responsible for developing and recommending to the Board corporate governance guidelines applicable to us and advising the Board on corporate governance matters.

The governance committee also approves our compensation objectives, approves the compensation of all executives other than the chief executive officer, and recommends to the Board for approval the compensation of the chief executive officer. The governance committee reviews all compensation components, including base salary, bonus, benefits, and other perquisites.

Although the governance committee makes independent determinations on matters related to the compensation of members of senior management, certain members of management may be requested to attend meetings or provide input to the governance committee to ensure the governance committee has the information and perspective necessary to carry out its duties. Our chief executive officer provides the governance committee with input and recommendations on decisions related to the amount and form of compensation for all members of our senior management, except for that of the chief executive officer.

The governance committee also has the authority to retain a compensation consultant to advise on compensation matters. The governance committee also has access to outside legal counsel and other experts as needed. These advisors serve at the request of the governance committee, which has the power and authority to retain such experts and approve fees and retention terms.

The members of the governance committee are Messrs. Joyce, O’Connor, Quigley, Trubiano, and Welch, with Mr. Welch serving as chair. Each member of the governance committee is a “non-employee director” under the Exchange Act, and each is an independent director as defined by the NASDAQ listing rules. The governance committee has adopted a written charter that satisfies the applicable standards of the NASDAQ listing rules, and it is available on our website. The governance committee may establish and delegate authority to one or more subcommittees consisting of one or more of its members, when the governance committee deems it appropriate to do so in order to carry out its responsibilities.

Executive Committee. The executive committee generally has the authority to exercise the power of the full Board during intervals between meetings of the Board. The members of the executive committee are Messrs. Joyce, McDonough, O’Connor, Quigley, Trubiano, and Welch, with Mr. Trubiano serving as chair.

The Board may establish other committees from time to time.

Consideration of Director Nominees

The governance committee is responsible for identifying, assessing and recommending the slate of candidates to be nominated for election to the Board. The governance committee uses a variety of methods for identifying and evaluating nominees for director, and assesses the mix of skills and the performance of the Board as a whole on an annual basis. In the course of establishing the slate of nominees for director each year, the governance committee will consider whether any vacancies on the Board are expected due to retirement or otherwise, the skills represented by retiring and continuing directors, and additional skills highlighted during the annual Board self-assessment process that could improve the overall quality and ability of the Board to carry out its function. In the event that vacancies are anticipated or arise, the governance committee considers various potential candidates for director. Candidates may come to the attention of the governance committee through the business and other networks of the existing members of the Board or from management, or through shareholder nominations. The governance committee may also solicit recommendations for director nominees from independent search firms or any other source it deems appropriate. When an incumbent director is up for re-election, the governance committee reviews the performance, skills, and characteristics of such incumbent director before making a determination to recommend that the full Board nominate him or her for re-election.

The governance committee requires all nominees to have experience at a strategic or policymaking level in a business, government, non-profit, or academic organization of high standing; to be highly accomplished in his or her respective field, with superior credentials and recognition; to be well regarded in the community and shall have a long-term reputation for the highest ethical and moral standards; to have sufficient time and availability to devote to the affairs of the Company, particularly in light of the number of boards on which the nominee may serve; and to the extent such nominee serves or has previously served on other boards, to have a demonstrated history of actively contributing at board meetings. In addition to reviewing a nominee’s background and accomplishments, nominees are reviewed in the context of the current composition of the Board and the evolving needs of the Company and whether the nominee, if elected, would assist in achieving a mix of Board members that represents a diversity of background and experiences.

Pursuant to the corporate governance guidelines established by the Board, a majority of the Board shall be “independent” under the NASDAQ listing standards. On an annual basis, the governance committee reviews the “independent” status of each member of the Board to determine whether any relationship is inconsistent with a determination that the director was independent. Additionally, the guidelines established by the Board require that the Company’s audit and governance committees shall be comprised entirely of independent directors and at least one member of the audit committee shall have such experience, education, and other qualifications necessary to qualify as an “audit committee financial expert” as defined by SEC rules.

Shareholder Nomination Procedure

Any shareholder of the Company entitled to vote for the election of directors at the annual meeting can submit the names of candidates for director by writing to the Secretary at Randolph Bancorp, Inc. 10 Cabot Place, Stoughton, Massachusetts 02072. To be timely, a shareholder’s notice must be delivered not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days before or delayed by more than 60 days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made.

The submission shall include the following information set forth below:

•	As to each person whom the shareholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected);

•	The name and address of the shareholder giving the notice, as they appear on the Company’s books, and the names and addresses of the beneficial owner(s), if any, on whose behalf the nomination is made; and as to each such shareholder and beneficial owner, any Material Ownership Interests (as defined in the Company’s by-laws); and

•	A description of all arrangements or understandings among the shareholder and/or any such beneficial owner(s) and each proposed nominee and any other person or persons (including their names) pursuant to which the nominations are to be made.

There were no submissions by shareholders of Board nominees for our 2017 annual meeting.

Compensation Committee Interlocks and Insider Participation

During the year ended December 31, 2016, the members of the governance committee were Messrs. Joyce, O’Connor, Quigley, Trubiano, and Welch, each of whom are independent directors. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of any entity that has one or more executive officers serving on the Board or governance committee. No interlocking relationship exists between any member of the Board or governance committee (which performs compensation committee functions) and any executive officer, member of the Board, or member of the compensation committee (or other committee performing equivalent functions) of any other company.

Transactions with Related Parties

The following is a description of transactions, since January 1, 2015, to which we have been a party or will be a party, in which the amount involved exceeded or will exceed $120,000, and in which any of our executive officers or directors, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest, other than compensation, termination, and change in control arrangements, which are described under “Director Compensation” and “Executive Compensation” below.

Loans and Extensions of Credit. The Sarbanes-Oxley Act of 2002 generally prohibits loans to our executive officers and directors. However, the Sarbanes-Oxley Act of 2002 contains a specific exemption from such prohibition for loans by Randolph Savings Bank to its executive officers and directors in compliance with federal banking regulations. Federal regulations require that all loans or extensions of credit to executive officers and directors of insured institutions must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to Randolph Savings Bank and must not involve more than the normal risk of repayment or present other unfavorable features. The aggregate amount of our loans to our directors, executive officers, and their related entities was $0 and $32,000 at December 31, 2016 and 2015, respectively.

Other Transactions. Since January 1, 2015, there have been no transactions and there are no currently proposed transactions in which we were or are to be a participant and the amount involved exceeds $120,000, and in which any of our executive officers or directors had or will have a direct or indirect material interest.

DIRECTOR COMPENSATION

Summary Compensation Table

During the fiscal year ended December 31, 2016, the chairman of the board received an annual base retainer of $36,000; the chairman of the audit committee, governance committee, and loan committee each received an annual base retainer of $30,000; and each other non-employee director received an annual base retainer of $24,000. No fees were paid for Board or committee meetings attended. However, $500 and $250 were deducted from the annual base retainer for each Board and committee meeting missed, respectively.

The following table sets forth information concerning compensation accrued or paid to our non-employee directors during the year ended December 31, 2016, for their service on the Board. Directors who are also our employees receive no additional compensation for their service as directors and are not set forth in the table below.

Name	Fees earned or paid in cash ($)(1)	All Other Compensation ($)	Total ($)
Louis J. Trubiano	36,000	—	36,000
Paul R. Donovan	23,750	—	23,750
Daniel M. Joyce	30,000	—	30,000
John J. O’Connor, III	30,000	—	30,000
Richard A. Phillips, Sr.	23,500	—	23,500
Richard C. Pierce, Esq.	24,000	—	24,000
Kenneth K. Quigley, Jr., Esq.	24,000	—	24,000
James G. Welch	30,000	—	30,000
Janis E. Wentzell	24,000	—	24,000

(1)	Includes retainer payments, meeting fees, and committee and/or chair fees earned during the fiscal year, whether such fees were paid currently or deferred. Fees earned or paid also include fees for service on the committees of Randolph Savings Bank.

Based on a review and analysis of board fees for a peer group of publicly-owned banks, such fees have been increased for 2017. The chairman of the board will receive an annual base retainer of $46,000; the chairman of the audit committee, governance committee, and loan committee each will receive an annual base retainer of $39,000; committee members (other than committee chairmen) will receive $5,000 for each committee on which they serve; and each non-employee director (other than the chairman of the board and committee chairmen) will receive an annual base retainer of $27,000.

Supplemental Retirement Plan. Randolph Savings Bank maintains a supplemental retirement plan for the benefit of directors, former directors, and key executives selected by Randolph Savings Bank’s board of directors. Mr. Pierce and Ms. Wentzell are currently the only active participants in the plan. The plan is an unfunded, non-qualified plan which is intended to qualify as a “top hat” plan for purposes of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

Upon a participant’s early or normal retirement, he or she will receive a benefit payable in annual installments for his or her lifetime. If a participant terminates prior to attaining ten years of service on Randolph Savings Bank’s board of directors, then, upon such termination of service, all benefits under the plan will be forfeited.

If a participant is terminated by Randolph Savings Bank without cause or voluntarily resigns for good reason after attaining ten years of service but prior to his or her early retirement date, then Randolph Savings Bank will distribute the participant’s accrued liability retirement account in accordance with his or her irrevocable distribution election. If a participant is terminated by Randolph Savings Bank without cause or voluntarily resigns for good reason after attaining ten years of service and after his or her early retirement date, then the participant will be fully vested in his or her retirement benefits, which benefits will be paid in accordance with his or her irrevocable distribution election. If a participant’s service terminates due to disability, then Randolph Savings Bank will distribute the participant’s accrued liability retirement account in accordance with his or her irrevocable distribution election. If a participant’s service is terminated voluntarily or involuntarily, other than for cause, subsequent to a change in control (as defined in the plan), then the participant will receive benefits under the plan as if he or she had remained in service through his or her normal retirement date, which benefits will be paid in accordance with his or her irrevocable distribution election. If any payment under the plan is subject to an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), Randolph Savings Bank has agreed to provide additional compensation to the affected participant in order to fully compensate him or her for the amount of the excise tax.

If a participant dies while actively in service with Randolph Savings Bank, but prior to attaining the early retirement date and having served on Randolph Savings Bank’s board of directors for ten years, then Randolph Savings Bank will distribute the participant’s accrued liability retirement account in accordance with his or her irrevocable distribution election. If a participant dies while actively in service with Randolph Savings Bank, but after his or her early retirement date or normal retirement date, then the participant will be fully vested in his or her retirement benefits, which benefits will be paid in accordance with his or her irrevocable distribution election.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information regarding compensation awarded to, earned by or paid to our Chief Executive Officer and the two most highly compensated executive officers (other than the Chief Executive Officer) who were serving as executive officers at the end of the fiscal year ended December 31, 2016. Each of these individuals is referred to as a “named executive officer.”

	Summary Compensation Table
Name and Principal Positions	Year	Salary ($)	Bonus ($)		Nonequity Incentive Plan Compensation ($)	Nonqualified deferred compensation earnings ($)	All Other Compensation(1) ($)	Total ($)
James P. McDonough,	2016	355,100	100,000	(2)	—	—	30,212	485,312
President and Chief Executive Officer	2015	355,100	—		—	—	25,896	380,996
Michael K. Devlin	2016	225,000	40,000		—	—	25,863	290,863
Executive Vice President and Chief Financial Officer	2015	83,900	25,000		—	—	5,323	114,223
Ryan J. Kirwin,	2016	175,000	70,000		—	—	16,046	261,046
Senior Vice President, Residential Lending	2015	175,000	20,000		—	—	13,000	208,000

(1)	The table below shows the components of this column for 2016 and 2015:

	2016			2015
Name	Auto Allowance	401(k) Employer Contributions	Fair Value of ESOP Allocation	Auto Allowance	401(k) Employer Contributions
James P. McDonough	$15,000	$10,600	$4,612	$15,000	$10,896
Michael K. Devlin	$12,000	$8,567	$5,296	$2,000	$3,323
Ryan J. Kirwin	$6,000	$7,000	$3,046	$6,000	$7,000

(2)	During 2016, Mr. McDonough received a special bonus in connection with the achievement of certain strategic initiatives, as well as a bonus earned under the short-term incentive plan.

Employment Arrangements

Employment Agreements. Since March 2013, Randolph Savings Bank has been a party to an employment arrangement with James P. McDonough, President and Chief Executive Officer, which provides for an annual salary, currently $385,000, subject to adjustment in accordance with Randolph Savings Bank’s customary salary review practices. The employment arrangement provides for Mr. McDonough’s participation in benefits and discretionary bonuses on generally the same terms as those available to similarly situated employees. It also provides for six weeks of paid vacation, reimbursement of reasonable travel, entertainment, and other business expenses, and a monthly car allowance. Mr. McDonough’s employment with Randolph Savings Bank is on an “at-will” basis; however, in the event his employment is terminated without cause or he resigns for good reason, he will be eligible for 12 months of salary continuation following his termination, subject to his providing a release of claims and complying with a non-solicitation and non-disclosure agreement.

We have entered into an agreement with Peter J. Fraser, Senior Vice President of Randolph Savings Bank and President of its First Eastern Mortgage division, effective upon the completion of the merger. The agreement provides for base compensation at an annual rate equal to at least $200,000. Mr. Fraser is also entitled to receive an annual bonus payment based on the achievement of certain profitability metrics, to receive a monthly car allowance, and also to participate in those employee benefit plans as specified in the merger agreement for the acquisition of First Eastern Bankshares Corporation. Mr. Fraser’s agreement provides that, in the event his employment is terminated by us for any reason other than for death, disability, or “cause” (as defined in his agreement) or Mr. Fraser resigns for “good reason” (as defined in his agreement) prior to the fifth anniversary of the completion of the merger, he will be entitled to receive an amount equal to two times the sum of (i) his then-current annual base salary and (ii) the average of his two most recent bonus awards, as adjusted if termination occurs prior to the grant of two such bonuses. Any such severance payment to Mr. Fraser is subject to the execution and effectiveness of a separation agreement, including a general release of claims in our favor. Additionally, Mr. Fraser’s agreement contains a change in control provision that provides for severance pay subject to his continued employment with us. If Mr. Fraser qualifies both for regular severance pay, as described above, as well as change in control severance benefits, he may elect only one severance payment, but not both. Mr. Fraser is also bound by certain confidentiality and nondisclosure terms and restrictive covenants, including non-competition and non-solicitation provisions, as provided in the agreement, which apply during the term of Mr. Fraser’s employment as well as for one year after any potential termination.

Change in Control Agreements. In connection with the Company’s 2016 mutual-to-stock conversion, Randolph Bancorp, Inc. and Randolph Savings Bank have entered into: (1) two-year change in control agreements with each of Michael K. Devlin, Executive Vice President and Chief Financial Officer; Martie M. Dwyer, Senior Vice President and Senior Commercial Loan Officer; Ryan J. Kirwin, Senior Vice President, Residential Lending; Richard D. Olson, Jr., Senior Vice President, Retail Banking and Marketing; and Donna L. Thaxter, Senior Vice President, Human Resources; and (2) a one-year change in control agreement with Thomas A. Foresta, Vice President and Chief Information Officer. The agreements for all six officers are substantially similar, and provide that if, within 24 months after the effective date of a change in control of Randolph Bancorp, Inc. or Randolph Savings Bank (as defined in the agreements), the executive is involuntarily terminated other than for cause, disability, or death, or voluntarily resigns for “good reason,” the executive will be entitled to a payment equal to two times (in the case of Messrs. Devlin, Kirwin, and Olson and Mses. Dwyer and Thaxter) or one times (in the case of Mr. Foresta) the sum of (i) the executive’s annual base salary in effect immediately prior to the terminating event (or the executive’s annual base salary in effect immediately prior to the change in control, if higher) and (ii) the executive’s average annual bonus over the three fiscal years immediately prior to the change in control, payable in one lump-sum payment on the date of termination. Any payments required under the agreements will be reduced to the extent necessary to avoid penalties under Section 280G of the Code.

Benefit Plans

401(k) Plan. Randolph Savings Bank currently maintains the Randolph Savings Bank 401(k) Plan, which is a tax qualified profit sharing plan with a salary deferral feature under Section 401(k) of the Code (the “401(k) Plan”). Generally, employees who have attained age 21 are eligible to participate in the 401(k) Plan, and make salary deferral contributions and share in Randolph Savings Bank contributions to the 401(k) Plan.

A participant may contribute up to 75.0% of his or her compensation to the 401(k) Plan on a pre-tax and after-tax basis, subject to the limitations imposed by the Code. For 2016, the pre-tax deferral contribution limit was $18,000. A participant over age 50 may contribute, on a pre-tax basis, an additional $6,000 to the 401(k) Plan. Generally, a participant will become vested in his or her share of Randolph Savings Bank matching contributions and discretionary nonelective contributions under a four-year (25.0% per year) vesting schedule. A participant is always 100.0% vested in his or her salary deferral and other Randolph Savings Bank contributions.

Generally, a participant (or participant’s beneficiary) may receive a distribution from his or her vested account at retirement, age 59 1/2 (while employed with Randolph Savings Bank), death, disability, or termination of employment, and elect for the distribution to be paid in a lump sum.

Employee Stock Ownership Plan. In connection with the Company’s 2016 mutual-to-stock conversion, Randolph Savings Bank adopted an employee stock ownership plan, or ESOP, for eligible employees who have attained age 21 and have completed one year of service.

Randolph Savings Bank engaged an independent third-party trustee that purchased 469,498 shares of common stock in the Company’s initial public offering. The ESOP funded its purchase in the initial public offering through a loan from the Company (the “ESOP Loan”). The ESOP Loan equaled 100.0% of the aggregate purchase price of the common stock. The ESOP Loan will be repaid principally from Randolph Savings Bank’s contributions to the ESOP and dividends paid, if any, on shares of unallocated common stock held by the ESOP over the anticipated 25-year term of the loan. The interest rate for the ESOP Loan is the prevailing prime rate to be reset annually on January 1.

Shares purchased by the ESOP with the proceeds of the ESOP Loan are held in a suspense account and released on a pro rata basis as the loan is repaid. Discretionary contributions to the ESOP and shares released from the suspense account are allocated among participants in accordance with their employee compensation, on a pro rata basis.

Participants will vest in the benefits allocated under the ESOP upon completion of three years of service. A participant will also become fully vested upon reaching age 55, or at retirement, upon death or disability, or upon termination of the ESOP. Any unvested shares that are forfeited upon a participant’s termination of employment will be reallocated among the remaining ESOP participants.

Plan participants are entitled to direct the plan trustee on how to vote common stock credited to their accounts. The trustee will vote allocated shares held in the ESOP as instructed by the plan participants and unallocated shares and allocated shares for which no instructions are received will be voted in the same ratio on any matter as those shares for which instructions are given, subject to the fiduciary responsibilities of the trustee.

Under applicable accounting requirements, compensation expense for a leveraged ESOP is recorded at the fair market value of the ESOP shares when committed to be released to participants’ accounts.

The ESOP must meet certain requirements of the Code and ERISA. Randolph Savings Bank has requested a favorable determination letter from the Internal Revenue Service regarding the tax-qualified status of the ESOP.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners. Persons and groups who beneficially own 5% or greater of our common stock are required to file certain reports with the SEC regarding ownership. The following table sets forth, as of June 30, 2017, the shares beneficially owned by each person who was the beneficial owner of 5% or greater of the Company’s common stock, including shares owned by its directors and executive officers.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage of Class Ownership
EJF Capital LLC 2107 Wilson Boulevard Suite 410 Arlington, Virginia 22201	501,900	(1)	8.6%
Randolph Savings Bank Employee Stock Ownership Plan Trust 605 Broadway, LF 41 Saugus, Massachusetts 01906	469,316	(2)	8.0%

(1)	EJF Capital LLC reported shared voting and dispositive power with certain of its affiliates with respect to 501,900 shares of the Company’s common stock on a Schedule 13G filed with the SEC on February 14, 2017.
(2)	Reflects shares held in the ESOP. Under the terms of the ESOP, the ESOP trustee will vote shares allocated to participants’ accounts in the manner directed by the ESOP Committee, which consists of Mr. Devlin, Ms. Thaxter, and Mr. Joyce. The ESOP trustee is subject to fiduciary duties under ERISA. The ESOP trustee disclaims beneficial ownership of the shares of common stock held in the ESOP.

Security Ownership of Management. The following table sets forth, as of June 30, 2017, certain information concerning the beneficial ownership of our common stock by (i) each of our directors, and the named executive officers and (ii) all executive officers and directors as a group. The number of shares beneficially individual or executive officer is determined under SEC rules, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under those rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and also any shares which the individual or entity has the right to acquire within 60 days after June 30, 2017 through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his or her spouse). The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2) (3)		Percentage of Common Stock Beneficially Owned(4)
Directors:
Paul R. Donovan	25,000		*
Daniel M. Joyce	13,583	(5)	*
James P. McDonough	56,586	(6)	*
John J. O’Connor, III	1,679	(7)	*
Richard A. Phillips, Sr.	50,000	(8)	*
Richard C. Pierce, Esq.	7,000	(9)	*
Kenneth K. Quigley, Jr., Esq.	18,951		*
Louis J. Trubiano	41,500		*
James G. Welch	10,000		*
Janis E. Wentzell	10,000	(10)	*
Executive Officers Who Are Not Directors:
Michael K. Devlin	4,329	(11)	*
Martie M. Dwyer	8,063	(12)	*
Thomas A. Foresta	259	(13)	*
Peter J. Fraser	277	(14)	*
Ryan J. Kirwin	289	(15)	*
Richard D. Olson, Jr.	14,947	(16)	*
Donna Thaxter	2,808	(17)	*
All Directors and Executive Officers as a Group (17 persons)	265,271		4.52%

*	Less than 1%.
(1)	The address for all directors and executive officers is c/o Randolph Bancorp, Inc., 10 Cabot Place, Stoughton, Massachusetts 02072.
(2)	Does not include 181,976 shares owned by the Randolph Savings Charitable Foundation, Inc., which shares shall be voted in the same ratio as all other shares voted on each proposal considered by the Company’s shareholders. The directors of the foundation include Messrs. McDonough, Trubiano and Quigley. The President and Treasurer and Clerk are Messrs. McDonough and Devlin, respectively.
(3)	Does not include 450,718 shares held in the ESOP for the benefit of employees of the Company, which have not been allocated to participants’ accounts.
(4)	Based on 5,868,544 shares outstanding as of June 30, 2017.
(5)	Includes 7,862 shares held in his IRA.
(6)	Includes 24,900 shares held by Mr. McDonough’s spouse and 286 shares held by the ESOP and allocated to Mr. McDonough’s account.
(7)	Includes 1,679 shares held in his IRA.
(8)	Includes 25,000 shares held by Mr. Phillips’ spouse.
(9)	Includes 6,500 shares held in his IRA.
(10)	Includes 4,000 shares held in her IRA.
(11)	Includes 329 shares held by the ESOP and allocated to Mr. Devlin’s account.
(12)	Includes 100 shares held in her IRA and 206 shares held by the ESOP and allocated to Ms. Dwyer’s account.

(13)	Includes 100 shares held in his IRA and 159 shares held by the ESOP and allocated to Mr. Foresta’s account.
(14)	Includes 277 shares held by the ESOP and allocated to Mr. Fraser’s account.
(15)	Includes 189 shares held by the ESOP and allocated to Mr. Kirwin’s account.
(16)	Includes 14,748 shares held in his IRA and 199 shares held by the ESOP and allocated to Mr. Olson’s account.
(17)	Includes 158 shares held by the ESOP and allocated to Ms. Thaxter’s account.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely on a review of Forms 3 and 4 and amendments thereto furnished to the Company during the fiscal year ended December 31, 2016, no person who was at any time a director, officer, or beneficial owner of more than 10% of any class of equity securities registered pursuant to Section 12 of the Exchange Act failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during the fiscal year ended December 31, 2016, except that Director O’Connor failed to file a Form 4 reporting the purchase of shares of the Company’s common stock in a timely manner. Director O’Connor is now current in his Section 16 filings.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Crowe Horwath LLP currently serves as our independent registered public accounting firm, and that firm conducted the audit of our consolidated financial statements for the fiscal year ended December 31, 2016. The audit committee has appointed Crowe Horwath LLP to serve as the independent registered public accounting firm to conduct an audit of our consolidated financial statements for the fiscal year ending December 31, 2017.

Although ratification by shareholders is not required by law or by our by-laws, the audit committee believes that submission of its selection to shareholders is a matter of good corporate governance. Even if the appointment is ratified, the audit committee, in its discretion, may select a different independent registered public accounting firm at any time if the audit committee believes that such a change would be in the best interests of the Company and its shareholders. If our shareholders do not ratify the appointment of Crowe Horwath LLP, the audit committee will take that fact into consideration, together with such other factors it deems relevant, in determining its next selection of independent auditors.

It is anticipated that a representative of Crowe Horwath LLP will attend the annual meeting of shareholders, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

Fee Disclosure

Crowe Horwath LLP audited the Company’s consolidated financial statements for the years ended December 31, 2016 and 2015. During the years ended December 31, 2016 and December 31, 2015, we paid the following fees to Crowe Horwath LLP:

	2016	2015
Audit fees(a)	$211,789	$136,000
Audit-related fees(b)	116,374	4,100

Total fees paid to Crowe Horwath LLP	$328,163	$140,100

(a)	Annual audit of consolidated financial statements, reviews of quarterly financial statements, and other services provided by Crowe Horwath LLP in connection with statutory and regulatory filings.
(b)	Audit related fees include fees billed in each of the last two fiscal years for consents issued, consultations related to various transactions and other matters.

Pre-Approval Policies and Procedures of Our Audit Committee

The audit committee has adopted a policy whereby engagement of the independent registered public accounting firm for audit services and for non-audit services shall be pre-approved by the audit committee, subject to the de minimis exception described in Section 10A(i)(1)(B) of the Exchange Act for non-audit services. During 2016, the audit committee pre-approved 100% of the fees paid to Crowe Horwath LLP.

The audit committee has considered whether the provision of the services identified under the heading “Audit-related fees,” is compatible with maintaining Crowe Horwath LLP’s independence and has determined that provision of such services is consistent with maintaining the principal auditor’s independence.

The Board unanimously recommends a vote “FOR” the ratification of the appointment of Crowe Horwath LLP as our independent registered public accounting firm for 2017.

AUDIT COMMITTEE REPORT

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act, that might incorporate this proxy statement or future filing with the SEC, in whole or in part, the following report shall not be deemed incorporated by reference into any such filing.

The undersigned members of the audit committee of the Board of Directors of Randolph Bancorp, Inc. submit this report in connection with the audit committee’s review of the financial reports for the fiscal year ended December 31, 2016 as follows:

1.	The audit committee has reviewed and discussed with management the audited consolidated financial statements of Randolph Bancorp, Inc. for the fiscal year ended December 31, 2016;

2.	The audit committee has discussed with representatives of Crowe Horwath LLP the matters required to be discussed with them by Auditing Standard No. 1301, “Communications with Audit Committees,” as adopted by the Public Company Accounting Oversight Board; and

3.	The audit committee has received the written disclosures and the letter from Crowe Horwath LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Crowe Horwath LLP’s communications with the audit committee concerning independence, and has discussed with Crowe Horwath LLP its independence.

Based on the review and discussions referred to above, the audit committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 for filing with the SEC.

MEMBERS OF THE AUDIT COMMITTEE

Daniel M. Joyce (chair)

Paul R. Donovan

Kenneth K. Quigley, Jr., Esq.

Louis J. Trubiano

James G. Welch

PROPOSAL 3: APPROVAL OF THE RANDOLPH BANCORP, INC. 2017 STOCK OPTION AND INCENTIVE PLAN

The Board believes that stock options, restricted stock, and other stock-based incentive awards can play an important role in the success of the Company by encouraging and enabling the employees, officers, and non-employee directors of the Company or its subsidiaries, including Randolph Savings Bank, upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its businesses, to acquire an ownership stake in the Company, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

On May 23, 2017, the Board adopted, subject to shareholder approval, the Randolph Bancorp, Inc. 2017 Stock Option and Incentive Plan (the “2017 Plan”). The 2017 Plan is intended to provide to the Company the flexibility to grant equity awards to the officers, employees, and non-employee directors of the Company and its subsidiaries, including Randolph Savings Bank, in order to attract, retain, and motivate the talented and qualified employees necessary for our continued growth and success.

A copy of the 2017 Plan is attached as Exhibit A to this proxy statement and is incorporated herein by reference.

Shareholder approval of the 2017 Plan under this Proposal 3 will also serve to approve the performance measures set forth in the 2017 Plan, as further described below under the section entitled “Qualified Performance-Based Compensation Under Code Section 162(m).”

Summary of Material Features of the 2017 Plan

The material features of the 2017 Plan are:

•	The maximum number of shares of common stock to be issued under the 2017 Plan is 821,621; provided that the maximum number of shares that may be delivered pursuant to the exercise of stock options (all of which may be granted in the form of incentive stock options) is 586,872 and the maximum number of shares that may be issued as restricted stock awards or restricted stock units is 234,749;

•	The award of stock options (both incentive and non-qualified options), stock appreciation rights, restricted stock, restricted stock units, unrestricted stock, dividend equivalent rights, performance share awards, and cash-based awards is permitted;

•	Shares tendered or held back for taxes will not be added back to the reserved pool under the 2017 Plan. Upon the exercise of a stock appreciation right that is settled in shares of common stock, the full number of shares underlying the award will be charged to the reserved pool. Additionally, shares we reacquire on the open market will not be added to the reserved pool under the 2017 Plan;

•	Stock options and stock appreciation rights will not be re-priced in any manner without shareholder approval;

•	The value of all awards made under the 2017 Plan and all other cash compensation paid by us to any non-employee director in any calendar year may not exceed $400,000;

•	Any material amendment to the 2017 Plan is subject to approval by our shareholders; and

•	The term of the 2017 Plan will expire on May 23, 2027.

Based solely on the closing price of our common stock as reported by the NASDAQ Global Market on June 30, 2017 and the maximum number of shares that would have been available for awards as of such date under the 2017 Plan, the maximum aggregate market value of the common stock that could potentially be issued under the 2017 Plan is $13,063,773. The shares of common stock underlying any awards that are forfeited, canceled, or otherwise terminated, other than by exercise, under the 2017 Plan will be added back to the shares of common stock available for issuance under the 2017 Plan. Shares tendered or held back upon exercise of a stock option or settlement of an award under the 2017 Plan to cover the exercise price or tax withholding and shares subject to a stock appreciation right that are not issued in connection with the stock settlement of the stock appreciation right upon exercise thereof will not be added back to the shares of common stock available for issuance under the 2017 Plan. In addition, shares of common stock repurchased on the open market will not be added back to the shares of common stock available for issuance under the 2017 Plan.

Qualified Performance-Based Compensation Under Code Section 162(m)

To ensure that certain awards granted under the 2017 Plan to a “Covered Employee” (as defined in the Code) qualify as “performance-based compensation” under Section 162(m) of the Code, the 2017 Plan provides that the Administrator (as defined in the 2017 Plan) may require that the vesting of such awards be conditioned on the satisfaction of performance criteria that may include any or all of the following: (1) total shareholder return; (2) net income (loss) (either before or after interest, taxes, depreciation, and/or amortization); (3) changes in the market price of common stock; (4) economic value-added; (5) acquisitions or strategic transactions; (6) operating income (loss); (7) return on capital, assets, equity, or investment; (8) expense; (9) margins; (10) operating efficiency; (11) customer satisfaction; (12) earnings (loss) per share of common stock; or (13) market shares and number of customers, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Administrator (as defined in the 2017 Plan) will select the particular performance criteria within 90 days following the commencement of a performance cycle. Subject to adjustments for stock splits and similar events, the maximum award granted to any one individual that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code will not exceed 58,687 shares of common stock for any performance cycle and options or stock appreciation rights with respect to no more than 146,718 shares of common stock may be granted to any one individual during any calendar year period. If a performance-based award is payable in cash, it cannot exceed $1,500,000 for any performance cycle.

Summary of the 2017 Plan

The following description of certain features of the 2017 Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the 2017 Plan, which is attached hereto as Exhibit A.

Administration. The 2017 Plan may be administered by the Board, its governance committee, or a similar committee comprised of at least two non-employee directors. The Board has appointed the governance committee to serve as Administrator (as defined in the 2017 Plan). The Administrator has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the 2017 Plan.

Eligibility. Persons eligible to participate in the 2017 Plan will be all full or part-time officers, employees, and non-employee directors of the Company and its subsidiaries, including Randolph Savings Bank, as selected from time to time by the Administrator in its discretion. As of the date of this proxy statement, the Company had approximately 210 employees.

Plan Limits. The maximum number of shares reserved and available for issuance under the 2017 Plan is 821,621 shares, subject to adjustment for stock splits and similar events. No more than 586,872 shares may be delivered pursuant to the exercise of stock options (all of which may be granted in the form of incentive stock options), and an individual employee may not be granted more than 25% of the number of shares of stock subject to this limit. In addition, no more than 234,749 shares may be issued as restricted stock awards or restricted stock units, and, similarly, an individual employee may not be granted more than 25% of the number of shares of stock subject to this limit. With respect to non-employee directors, no director may be granted an award that is in excess of 5% of each of these stated limits, and all non-employee directors, in the aggregate, may not be granted more than 30% of each of these share limits.

Director Compensation Limit. The 2017 Plan provides that the value of all awards made under the 2017 Plan and all other cash compensation paid by the Company to any non-employee director in any calendar year shall not exceed $400,000. In addition, the maximum number of shares of common stock, in the aggregate, that may be subject to either (i) stock options or (ii) restricted stock awards and restricted stock units granted to any one non-employee director may not exceed 5% of the respective maximum number of shares subject to each such limit (as discussed above).

Stock Options. The 2017 Plan permits the granting of (1) options to purchase common stock intended to qualify as incentive stock options under Section 422 of the Code and (2) options that do not so qualify. The option exercise price of each option will be determined by the Administrator but may not be less than 100% of the fair market value of the common stock on the date of grant.

The term of each option will be fixed by the Administrator and may not exceed ten years from the date of grant. The Administrator will determine at what time or times each option may be exercised. Options may be made exercisable in installments and the exercisability of options may be accelerated by the Administrator. In general, unless otherwise permitted by the Administrator, no option granted under the 2017 Plan is transferable by the optionee other than by will or by the laws of descent and distribution, and options may be exercised during the optionee’s lifetime only by the optionee, or by the optionee’s legal representative or guardian in the case of the optionee’s incapacity.

Upon exercise of options, the option exercise price must be paid in full either in cash, by certified or bank check, or other instrument acceptable to the Administrator or by delivery (or attestation to the ownership) of shares of common stock that are beneficially owned by the optionee for at least six months or were purchased in the open market. Subject to applicable law, the exercise price may also be delivered to the Company by a broker pursuant to irrevocable instructions to the broker from the optionee. In addition, the Administrator may permit non-qualified options to be exercised using a net exercise feature which reduces the number of shares issued to the optionee by the number of shares with a fair market value equal to the exercise price. With respect to stock options that are exercisable but unexercised as of the day immediately before the tenth anniversary of the date of grant, such options may be automatically exercised, in accordance with procedures established for this purpose by the Administrator.

To qualify as incentive options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive options that first become exercisable by a participant in any one calendar year.

Stock Appreciation Rights. The Administrator may award stock appreciation rights subject to such conditions and restrictions as the Administrator may determine at the time of grant. Stock appreciation rights entitle the recipient to shares of common stock equal to the value of the appreciation in the stock price over the exercise price. The exercise price is the fair market value of the common stock on the date of grant. The maximum term of a stock appreciation right is ten years.

Restricted Stock. The Administrator may award shares of common stock to participants subject to such conditions and restrictions as the Administrator may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with the Company or its subsidiaries through a specified restricted period. During the vesting period, restricted stock awards may be credited with dividend equivalent rights (but dividend equivalents payable with respect to restricted stock awards with vesting tied to the attainment of performance criteria shall not be paid unless and until such performance conditions are attained).

Restricted Stock Units. The Administrator may award restricted stock units to any participants. Restricted stock units are ultimately payable in the form of shares of common stock and may be subject to such conditions and restrictions as the Administrator may determine at the time of grant. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with the Company through a specified vesting period. In the Administrator’s sole discretion, it may permit a participant to make an advance election to receive a portion of his or her future cash compensation otherwise due in the form of a restricted stock unit award, subject to the participant’s compliance with the procedures established by the Administrator and requirements of Section 409A of the Code. During the deferral period, the deferred stock awards may be credited with dividend equivalent rights.

Unrestricted Stock Awards. The Administrator may also grant shares of common stock which are free from any restrictions under the 2017 Plan. Unrestricted stock may be granted to any participant in recognition of past services or other valid consideration and may be issued in lieu of cash compensation due to such participant.

Performance Share Awards. The Administrator may grant performance share awards to any participant, which entitle the recipient to receive shares of common stock upon the achievement of certain performance goals and such other conditions as the Administrator shall determine.

Dividend Equivalent Rights. The Administrator may grant dividend equivalent rights to participants which entitle the recipient to receive credits for dividends that would be paid if the recipient had held specified shares of common stock. Dividend equivalent rights granted as a component of another award subject to performance vesting may be paid only if the related award becomes vested. Dividend equivalent rights may be settled in cash, shares of common stock or a combination thereof, in a single installment or installments, as specified in the award.

Cash-Based Awards. The Administrator may grant cash bonuses under the 2017 Plan to participants. The cash bonuses may be subject to the achievement of certain performance goals.

Sale Event Provisions. The 2017 Plan provides that upon the effectiveness of a “sale event” (as defined in the 2017 Plan), except as otherwise provided by the Administrator in the award agreement, all outstanding equity awards may be assumed or continued by the successor entity or substituted on an equitable basis with new awards of the successor entity, in each case adjusted accordingly to take into account the impact of the transaction.

To the extent, however, that the parties to such sale event do not agree that outstanding equity awards shall be assumed, continued or substituted, then any stock options and stock appreciation vesting shall become fully exercisable and the restrictions and conditions on all such other equity awards with time-based conditions will automatically be deemed waived. Equity awards with conditions and restrictions relating to the attainment of performance goals will be subject to the terms of the respective award certificate.

In addition, in the case of a sale event in which the Company’s shareholders will receive cash consideration, the Company may make or provide for a cash payment to participants holding options and stock appreciation rights equal to the difference between the value, as determined by the Administrator, of the consideration payable per share of common stock (the “Sale Price”) and the exercise price of the options or stock appreciation rights in exchange for the cancellation thereto. The Company may also make or provide for a payment, in cash or kind, to the recipients of other awards in amount equal to the Sale Price multiplied by the number of vested shares of common stock subject to such awards.

Adjustments for Stock Dividends, Stock Splits, Etc. The 2017 Plan requires the Administrator to make appropriate adjustments to the number of shares of common stock that are subject to the 2017 Plan, to certain limits in the 2017 Plan, and to any outstanding awards to reflect stock dividends, stock splits, extraordinary cash dividends, and similar events.

Tax Withholding. Participants in the 2017 Plan are responsible for the payment of any federal, state, or local taxes that the Company is required by law to withhold upon the exercise of options or stock appreciation rights or vesting of other awards. Subject to approval by the Administrator, participants may elect to have the tax withholding obligations satisfied by authorizing the Company to withhold shares of common stock to be issued pursuant to the exercise or vesting of such award.

Amendments and Termination. The Board may at any time amend or discontinue the 2017 Plan and the Administrator may at any time amend or cancel any outstanding award for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may adversely affect any rights under any outstanding award without the holder’s consent. To the extent required under the rules of any securities exchange or market system on which the common stock is listed, any amendments that materially change the terms of the 2017 Plan will be subject to approval by shareholders. Amendments shall also be subject to approval by shareholders if and to the extent determined by the Administrator to be required by the Code to preserve the qualified status of incentive options or to ensure that compensation earned under the 2017 Plan qualifies as performance-based compensation under Section 162(m) of the Code.

Effective Date of Plan. The 2017 Plan was approved by the Board on May 23, 2017. Awards of incentive options may be granted under the 2017 Plan until the tenth anniversary of May 23, 2017. No other awards may be granted under the 2017 Plan after the date that is ten years from the date of shareholder approval.

New Plan Benefits

Because the grant of awards under the 2017 Plan is within the discretion of the Administrator, the Company cannot determine the dollar value or number of shares of common stock that will in the future be received by or allocated to any participant in the 2017 Plan. Furthermore, as the Company did not have an equity incentive plan in place prior to the adoption of the 2017 Plan by the Board, and as a result, did not grant any equity awards to our executive officers or directors during fiscal year 2016, we are unable to determine the benefits or amounts which would have been received by or allocated to each of our executive officers or directors for such period. Accordingly, we have omitted the New Plan Benefits Table.

Tax Aspects Under the Code

The following is a summary of the principal federal income tax consequences of certain transactions under the 2017 Plan. It does not describe all federal tax consequences under the 2017 Plan, nor does it describe state, or local tax consequences.

Incentive Options. No taxable income is generally realized by the optionee upon the grant or exercise of an incentive option. If shares of common stock issued to an optionee pursuant to the exercise of an incentive option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (i) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) the Company will not be entitled to any deduction for federal income tax purposes. The exercise of an incentive option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

If shares of common stock acquired upon the exercise of an incentive option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of common stock at exercise (or, if less, the amount realized on a sale of such shares of common stock) over the option price thereof, and (ii) the Company will be entitled to deduct such amount. Special rules apply where all or a portion of the exercise price of the incentive option is paid by tendering shares of common stock.

If an incentive option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a non-qualified option. Generally, an incentive option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

Non-Qualified Options. No income is realized by the optionee at the time the option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares of common stock on the date of exercise, and the Company receives a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of common stock have been held. Special rules apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares of common stock. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.

Restricted Stock Awards. There are generally no federal income tax consequences to either the participant or the Company on the grant of restricted stock awards. When the restricted stock is no longer subject to a substantial risk of forfeiture (as defined in the Code) or becomes transferable, the participant will realize taxable ordinary income in an amount equal to the fair market value of such number of shares of common stock that have become nonforfeitable or transferable, less the amount paid for the shares, and the Company will be entitled to a deduction for tax purposes in the same amount.

However, a participant may make an election with the Internal Revenue Service under Section 83(b) of the Code (a “Section 83(b) election”) within 30 days of the grant of restricted stock and recognize taxable ordinary income in the year the shares of restricted stock are awarded, in an amount equal to the fair market value of such shares at the time of the award determined without regard to the restrictions, less the amount paid for the shares, if any. In that event, the Company will be entitled to a corresponding tax deduction. If a participant makes a Section 83(b) election, any gain or loss that is realized by the participant upon the subsequent disposition of common stock will be capital gain or loss, and will not result in any further deductions to the Company. If a participant makes a Section 83(b) election and subsequently forfeits the shares, such participant will not be entitled to a deduction as a consequence of that forfeiture, but the Company must include as ordinary income the amount it previously deducted in the year of grant with respect to such shares.

Any dividends with respect to the shares of restricted stock that are paid or made available while the shares remain forfeitable will be treated as additional compensation that is taxable as ordinary income to the participant, and will be deductible by the Company when paid. However, if a Section 83(b) election is made with respect to the restricted shares, the dividends represent ordinary dividend income to the participant, may be subject to the net investment income tax and are not deductible by the Company.

Restricted Stock Units. There are generally no federal income tax consequences to the participant or the Company on the grant of a restricted stock unit. When shares of common stock are issued upon the vesting of restricted stock units, the participant will be taxed at ordinary income rates on the fair market value of the shares of common stock on the date that the shares of common stock are issued. The Company generally will be entitled to a corresponding deduction for tax purposes.

Other Awards. The Company generally will be entitled to a tax deduction in connection with an award under the 2017 Plan in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. Participants typically are subject to income tax and recognize such tax at the time that an award is exercised, vests, or becomes non-forfeitable, unless the award provides for a further deferral.

Parachute Payments. The vesting of any portion of an option or other award that is accelerated due to the occurrence of a “sale event” (as defined in the 2017 Plan) may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible to the Company, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

Limitation on Deductions. Under Section 162(m) of the Code, the Company’s deduction for certain awards under the 2017 Plan may be limited to the extent that the chief executive officer or other executive officer whose compensation is required to be reported in the summary compensation table of the Company’s annual proxy statement (other than the principal financial officer) receives compensation in excess of $1 million a year (other than performance-based compensation that otherwise meets the requirements of Section 162(m) of the Code). The 2017 Plan is structured to allow certain awards to qualify as performance-based compensation.

Equity Compensation Plan Information

As of December 31, 2016, there were no shares of any class of Randolph Bancorp, Inc. securities authorized for issuance under an equity compensation plan. Accordingly, we have omitted the Equity Compensation Plan Table.

The Board unanimously recommends a vote “FOR” approval of the Randolph Bancorp, Inc. 2017 Stock Option and Incentive Plan.

OTHER MATTERS

Solicitation of Proxies

We will pay the cost of solicitation of proxies. Our directors, officers, and employees may solicit proxies personally, by telephone, via the internet, or by mail without additional compensation for such activities. We also will request persons, firms, and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy statements to and obtain proxies from such beneficial owners. We will reimburse such holders for their reasonable expenses. We have engaged D.F. King & Co., Inc. to solicit proxies and will reimburse it for reasonable out-of-pocket expenses incurred in the solicitation of proxies.

Shareholder Proposals

Under Securities and Exchange Commission rules, we must receive proposals that shareholders wish to include in the proxy statement for next year’s annual meeting on or before April 23, 2018. However, if next year’s annual meeting is held on a date more than 30 calendar days from the anniversary of the preceding year’s annual meeting, a shareholder proposal must be received by a reasonable time before we begin to print and mail our proxy statement for such annual meeting.

In addition, our by-laws provide that shareholders who wish to present nominations or proposals for consideration at next year’s annual meeting must submit them to us in accordance with the procedures set forth in our by-laws, and such submissions must be received by us not earlier than April 23, 2018 and not later than May 23, 2018. However, if the date of the annual meeting is advanced by more than 30 days before or delayed by more than 60 days after the anniversary of the preceding year’s annual meeting, such nominations and proposals must be received not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. A copy of the by-laws may be obtained from the Company.

Attendance at the Meeting

All shareholders of record of shares of common stock at the close of business on the record date, or their designated proxies, are authorized to attend the annual meeting. If you are not a shareholder of record but hold shares through a broker, bank, or other nominee, you should bring proof of beneficial ownership as of the record date, such as an account statement reflecting your stock ownership as of the record date, a copy of the voting instruction card provided by your broker, bank, or other nominee, or other similar evidence of ownership. We are not obligated to admit persons lacking proof of ownership to the annual meeting. Please also bring valid government-issued photo identification, such as a driver’s license or passport, to the annual meeting to help guarantee your admission to the annual meeting. We are not obligated to admit persons lacking such identification to the annual meeting. Cameras, recording devices, and other electronic devices will not be permitted.

Other Matters

The Board does not know of any matters other than those described in this proxy statement that will be presented for action at the annual meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

EXHIBIT A

RANDOLPH BANCORP, INC.

2017 STOCK OPTION AND INCENTIVE PLAN

SECTION 1. GENERAL PURPOSE OF THE PLAN; DEFINITIONS

The name of the plan is the Randolph Bancorp, Inc. 2017 Stock Option and Incentive Plan (the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees and Non-Employee Directors of Randolph Bancorp, Inc. (the “Company”) and its Subsidiaries, including Randolph Savings Bank (the “Bank”), upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its businesses to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The following terms shall be defined as set forth below:

“Administrator” means either the Board or Governance Committee of the Board or a similar committee performing the functions of the compensation committee and which is comprised of not less than two Non-Employee Directors who are independent.

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Units, Restricted Stock Awards, Unrestricted Stock Awards, Cash-Based Awards, Performance Share Awards and Dividend Equivalent Rights.

“Award Certificate” means a written or electronic document setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Certificate is subject to the terms and conditions of the Plan.

“Board” means the Board of Directors of the Company.

“Cash-Based Award” means an Award entitling the recipient to receive a cash-denominated payment.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Covered Employee” means an employee who is a “Covered Employee” within the meaning of Section 162(m) of the Code.

“Dividend Equivalent Right” means an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the grantee.

“Effective Date” means the date on which the Plan becomes effective as set forth in Section 21.

“Fair Market Value” of the Stock on any given date means the fair market value of the Stock determined by reference to market quotations on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), NASDAQ Global Market or another national securities exchange. If there are no market quotations for such date, the determination shall be made by reference to the last date preceding such date for which there are market quotations or as otherwise determined in good faith by the Administrator.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Non-Employee Director” means a member of the Board who is not also an employee of the Company or any Subsidiary.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

“Performance-Based Award” means any Restricted Stock Award, Restricted Stock Units, Performance Share Award or Cash-Based Award granted to a Covered Employee that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code and the regulations promulgated thereunder.

“Performance Criteria” means the criteria that the Administrator selects for purposes of establishing the Performance Goal or Performance Goals for an individual for a Performance Cycle. The Performance Criteria (which shall be applicable to the organizational level specified by the Administrator, including, but not limited to, the Company or a unit, division, group, or Subsidiary of the Company) that will be used to establish Performance Goals are limited to the following: total shareholder return; net income (loss) (either before or after interest, taxes, depreciation and/or amortization); changes in the market price of the Stock; economic value-added; acquisitions or strategic transactions; operating income (loss); return on capital, assets, equity, or investment; expense; margins; operating efficiency; customer satisfaction; earnings (loss) per share of Stock; market shares and number of customers; any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Administrator may appropriately adjust any evaluation performance under a Performance Criterion to exclude any of the following events that occurs during a Performance Cycle: (i) asset write-downs or impairments, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reporting results, (iv) accruals for reorganizations and restructuring programs, and (v) any item of an unusual nature or of a type that indicates infrequency of occurrence, or both, including, among others, those described in management’s discussion and analysis of financial condition of operations appearing in the Company’s annual report to stockholders for the applicable year and/or in the Financial Accounting Standards Board’s authoritative guidance.

“Performance Cycle” means one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Criteria will be measured for the purpose of determining a grantee’s right to and the payment of a Restricted Stock Award, Restricted Stock Units, Performance Share Award or Cash-Based Award, the vesting and/or payment of which is subject to the attainment of one or more Performance Goals. Each such period shall not be less than 12 months.

“Performance Goals” means, for a Performance Cycle, the specific goals established in writing by the Administrator for a Performance Cycle based upon the Performance Criteria.

“Performance Share Award” means an Award entitling the recipient to acquire shares of Stock upon the attainment of specified performance goals.

“Restricted Shares” means the shares of Stock underlying a Restricted Stock Award that remain subject to a risk of forfeiture or the Company’s right of repurchase.

“Restricted Stock Award” means an Award of Restricted Shares subject to such restrictions and conditions as the Administrator may determine at the time of grant.

“Restricted Stock Units” means an Award of stock units subject to such restrictions and conditions as the Administrator may determine at the time of grant.

“Sale Event” shall mean (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (ii) a sale of the Bank by the Company at a time when the Bank represents at least [50] percent of the assets of the Company, (iii) a merger, reorganization or consolidation or other business combination pursuant to which the Company is not the survivor of such merger, consolidation or other business combination or the holders of the Company’s outstanding voting power and outstanding stock immediately prior to such transaction do not own a majority of the outstanding voting power and outstanding stock or other equity interests of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction, (iv) the sale of all of the Stock of the Company to an unrelated person, entity or group thereof acting in concert, or (iv) a change in control of the Company within the meaning of the Change in Bank Control Act and the Rules and Regulations promulgated by the Federal Deposit Insurance Corporation at 12 C.F.R. Section 303.82(b) with respect to the Bank and the Board of Governors of the Federal Reserve System at 12 C.F.R. Section 225.41(b) with respect to the Company, as in effect on the date hereof and (v) any other transaction in which the owners of the Company’s outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the Company or any successor entity immediately upon completion of the transaction other than as a result of the acquisition of securities directly from the Company. In addition to the foregoing, and not in limitation thereof, a Sale Event shall also be deemed to have occurred if, during any period of two consecutive years, individuals who constitute the Board at the beginning of such two-year period cease for any reason to constitute at least a majority of the Board, as the case may be; provided, however, that for purposes of this sentence, an individual shall be deemed to have been a director at the beginning of such period if such individual was elected, or nominated for election, by the Board, as the case may be, by a vote of at least two-thirds of the directors who were either directors at the beginning of the two-year period or were so elected or nominated by such directors.

“Sale Price” means the value as determined by the Administrator of the consideration payable, or otherwise to be received by stockholders, per share of Stock pursuant to a Sale Event.

“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

“Stock” means the Common Stock, par value $0.01 per share, of the Company, subject to adjustments pursuant to Section 3.

“Stock Appreciation Right” means an Award entitling the recipient to receive shares of Stock having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has at least a 50 percent interest, either directly or indirectly.

“Ten Percent Owner” means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation.

“Unrestricted Stock Award” means an Award of shares of Stock free of any restrictions.

SECTION 2. ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

(a) Administration of Plan. The Plan shall be administered by the Administrator.

(b) Powers of Administrator. The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(i) to select the individuals to whom Awards may from time to time be granted;

(ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Unrestricted Stock Awards, Cash-Based Awards, Performance Share Awards and Dividend Equivalent Rights, or any combination of the foregoing, granted to any one or more grantees;

(iii) to determine the number of shares of Stock to be covered by any Award;

(iv) to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the forms of Award Certificates;

(v) to accelerate at any time the exercisability or vesting of all or any portion of any Award in circumstances involving the grantee’s death, disability, retirement or termination of employment, or a change in control (including a Sale Event);

(vi) subject to the provisions of Section 5(c), to extend at any time the period in which Stock Options may be exercised; and

(vii) at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.

(c) Award Certificate. Awards under the Plan shall be evidenced by Award Certificates that set forth the terms, conditions and limitations for each Award which may include, without limitation, the term of an Award and the provisions applicable in the event employment or service terminates.

(d) Indemnification. Neither the Board nor the Administrator, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Administrator (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company’s articles or bylaws or any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.

SECTION 3. STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

(a) Stock Issuable.

(i) General. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 821,621 shares, subject to adjustment as provided in this Section 3. For purposes of this limitation, the shares of Stock underlying any Awards that are forfeited, canceled or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan. Notwithstanding the foregoing, the following shares shall not be added to the shares authorized for grant under the Plan: (i) shares tendered or held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding, and (ii) shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right upon exercise thereof. In the event the Company repurchases shares of Stock on the open market, such shares shall not be added to the shares of Stock available for issuance under the Plan. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.

(ii) Limitations. Notwithstanding the foregoing, the maximum number of shares of Stock that may be delivered pursuant to the exercise of Stock Options is 586,872 shares (all of which may be granted as Incentive Stock Options), and the maximum number of shares of Stock that may be issued as Restricted Stock Awards or Restricted Stock Units is 234,749 shares. Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that the maximum number of shares of Stock, in the aggregate, that may be subject to either (i) Stock Options or (ii) Restricted Stock Awards and Restricted Stock Units granted to any one employee may not exceed 25 percent of the respective maximum number of shares that may be delivered pursuant to this Section 3(a)(ii). In addition, Stock Options or Stock Appreciation Rights with respect to no more than 146,718 shares of Stock may be granted to any one individual grantee during any one calendar period.

(b) Maximum Awards to Non-Employee Directors. Notwithstanding anything to the contrary in this Plan, the maximum number of shares of Stock, in the aggregate, that may be subject to either (i) Stock Options or (ii) Restricted Stock Awards and Restricted Stock Units granted to any one Non-Employee Director may not exceed five percent of the respective maximum number of shares that may be delivered pursuant to Section 3(a)(ii), and, in addition, all Non-Employee Directors, in the aggregate, may not receive more than 30 percent of the maximum number of shares of Stock that may be delivered or issued pursuant to Section 3(a). The value of all Awards awarded under this Plan and all other cash compensation paid by the Company to any Non-Employee Director in any calendar year shall not exceed $400,000. For the purpose of this limitation, the value of any Award shall be its grant date fair value, as determined in accordance with ASC 718 or successor provision but excluding the impact of estimated forfeitures related to service-based vesting provisions.

(c) Changes in Stock. Subject to Section 3(d) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, including the maximum number of shares that may be issued in the form of Incentive Stock Options, (ii) the number of Stock Options or Stock Appreciation Rights that can be granted to any one individual grantee and the maximum number of shares that may be granted under a Performance-Based Award, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iv) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award, and (v) the exercise price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The Administrator shall also make equitable or proportionate adjustments in the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration cash dividends paid other than in the ordinary course or any other extraordinary corporate event. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

(d) Mergers and Other Transactions. In the case of and subject to the consummation of a Sale Event, the parties thereto may cause the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree. To the extent the parties to such Sale Event do not provide for the assumption, continuation or substitution of Awards, upon the effective time of the Sale Event, the Plan and all outstanding Awards granted hereunder shall terminate. In such case, except as may be otherwise provided in the relevant Award Certificate, all Options and Stock Appreciation Rights that are not exercisable immediately prior to the effective time of the Sale Event shall become fully exercisable as of the effective time of the Sale Event, all other Awards with time-based vesting, conditions or restrictions shall become fully vested and nonforfeitable as of the effective time of the Sale Event, and all Awards with conditions and restrictions relating to the attainment of performance goals may become vested and nonforfeitable in connection with a Sale Event in the Administrator’s discretion or to the extent specified in the relevant Award Certificate. In the event of such termination, (i) the Company shall have the option (in its sole discretion) to make or provide for a payment, in cash or in kind, to the grantees holding Options and Stock Appreciation Rights, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the Sale Price multiplied by the number of shares of Stock subject to outstanding Options and Stock Appreciation Rights (to the extent then exercisable at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options and Stock Appreciation Rights; or (ii) each grantee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Administrator, to exercise all outstanding Options and Stock Appreciation Rights (to the extent then exercisable) held by such grantee. The Company shall also have the option (in its sole discretion) to make or provide for a payment, in cash or in kind, to the grantees holding other Awards in an amount equal to the Sale Price multiplied by the number of vested shares of Stock under such Awards.

SECTION 4. ELIGIBILITY

Grantees under the Plan will be such full or part-time officers and other employees and Non-Employee Directors of the Company and its Subsidiaries as are selected from time to time by the Administrator in its sole discretion.

SECTION 5. STOCK OPTIONS

(a) Award of Stock Options. The Administrator may grant Stock Options under the Plan. Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.

Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

Stock Options granted pursuant to this Section 5 shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable, which may differ among individual Awards and grantees. If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the optionee’s election, subject to such terms and conditions as the Administrator may establish.

(b) Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5 shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the option price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date.

(c) Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the term of such Stock Option shall be no more than five years from the date of grant.

(d) Exercisability; Rights of a Stockholder. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(e) Method of Exercise. Stock Options may be exercised in whole or in part, by giving written or electronic notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods except to the extent otherwise provided in the Option Award Certificate:

(i) In cash, by certified or bank check or other instrument acceptable to the Administrator;

(ii) Through the delivery (or attestation to the ownership following such procedures as the Company may prescribe) of shares of Stock that are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date;

(iii) By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Company shall prescribe as a condition of such payment procedure; or

(iv) With respect to Stock Options that are not Incentive Stock Options, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price.

Payment instruments will be received subject to collection. The transfer to the optionee on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award Certificate or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the optionee). In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of attested shares. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system.

(f) Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

SECTION 6. STOCK APPRECIATION RIGHTS

(a) Award of Stock Appreciation Rights. The Administrator may grant Stock Appreciation Rights under the Plan.

(b) Exercise Price of Stock Appreciation Rights. The exercise price of a Stock Appreciation Right shall not be less than 100 percent of the Fair Market Value of the Stock on the date of grant.

(c) Grant and Exercise of Stock Appreciation Rights. Stock Appreciation Rights may be granted by the Administrator independently of any Stock Option granted pursuant to Section 5 of the Plan.

(d) Terms and Conditions of Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined on the date of grant by the Administrator. The term of a Stock Appreciation Right may not exceed ten years. The terms and conditions of each such Award shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.

SECTION 7. RESTRICTED STOCK AWARDS

(a) Nature of Restricted Stock Awards. The Administrator may grant Restricted Stock Awards under the Plan. The terms and conditions of each such Award shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives.

(b) Rights as a Stockholder. Upon the grant of the Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Shares and receipt of dividends; provided that if the lapse of restrictions with respect to the Restricted Stock Award is tied to the attainment of performance goals, any dividends paid by the Company during the performance period shall accrue and shall not be paid to the grantee until and to the extent the performance goals are met with respect to the Restricted Stock Award. Unless the Administrator shall otherwise determine, (i) uncertificated Restricted Shares shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Shares are vested as provided in Section 7(d) below, and (ii) certificated Restricted Shares shall remain in the possession of the Company until such Restricted Shares are vested as provided in Section 7(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe.

(c) Restrictions. Restricted Shares may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award Certificate.

(d) Termination. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 18 below, in writing after the Award is issued, if a grantee’s employment (or other service relationship) with the Company and its Subsidiaries terminates for any reason, any Restricted Shares that have not vested at the time of termination shall automatically and without any requirement of notice to such grantee from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at its original purchase price (if any) from such grantee or such grantee’s legal representative simultaneously with such termination of employment (or other service relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a stockholder. Following such deemed reacquisition of Restricted Shares that are represented by physical certificates, a grantee shall surrender such certificates to the Company upon request without consideration.

(e) Vesting of Restricted Shares. The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Shares and the Company’s right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Shares and shall be deemed “vested.”

SECTION 8. RESTRICTED STOCK UNITS

(a) Nature of Restricted Stock Units. The Administrator may grant Restricted Stock Units under the Plan. The terms and conditions of each such Award shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. Except in the case of Restricted Stock Units with a deferred settlement date that complies with Section 409A, at the end of the vesting period, the Restricted Stock Units, to the extent vested, shall be settled in the form of shares of Stock. Restricted Stock Units with deferred settlement dates are subject to Section 409A and shall contain such additional terms and conditions as the Administrator shall determine in its sole discretion in order to comply with the requirements of Section 409A.

(b) Election to Receive Restricted Stock Units in Lieu of Compensation. The Administrator may, in its sole discretion, permit a grantee to elect to receive a portion of future cash compensation otherwise due to such grantee in the form of an award of Restricted Stock Units. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with Section 409A and such other rules and procedures established by the Administrator. Any such future cash compensation that the grantee elects to defer shall be converted to a fixed number of Restricted Stock Units based on the Fair Market Value of Stock on the date the compensation would otherwise have been paid to the grantee if such payment had not been deferred as provided herein. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate. Any Restricted Stock Units that are elected to be received in lieu of cash compensation shall be fully vested, unless otherwise provided in the Award Certificate.

(c) Rights as a Stockholder. A grantee shall have the rights as a stockholder only as to shares of Stock acquired by the grantee upon settlement of the Restricted Stock Units by the issuance of shares of Stock upon the satisfaction of the applicable restrictions and conditions set forth at the time of grant; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the stock units underlying his Restricted Stock Units, subject to the provisions of Section 11 and such terms and conditions as the Administrator may determine.

(d) Termination. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 18 below, in writing after the Award is issued, a grantee’s right in all Restricted Stock Units that have not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 9. UNRESTRICTED STOCK AWARDS

Grant or Sale of Unrestricted Stock. The Administrator may grant (or sell at par value or such higher purchase price determined by the Administrator) an Unrestricted Stock Award under the Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee. The terms and conditions of each such Award shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.

SECTION 10. CASH-BASED AWARDS

Grant of Cash-Based Awards. The Administrator may grant Cash-Based Awards under the Plan. The Administrator shall determine the maximum duration of the Cash-Based Award, the amount of cash to which the Cash-Based Award pertains, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Administrator shall determine. The terms and conditions of each such Award shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. Each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator. Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award and may be made in cash.

SECTION 11. PERFORMANCE SHARE AWARDS

(a) Nature of Performance Share Awards. The Administrator may grant Performance Share Awards under the Plan. The Administrator shall determine whether and to whom Performance Share Awards shall be granted, the performance goals, the periods during which performance is to be measured, which may not be less than one year except in the case of a Sale Event, and such other limitations and conditions as the Administrator shall determine. The terms and conditions of each such Award shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.

(b) Rights as a Stockholder. A grantee receiving a Performance Share Award shall have the rights of a stockholder only as to shares of Stock actually received by the grantee under the Plan and not with respect to shares subject to the Award but not actually received by the grantee. A grantee shall be entitled to receive shares of Stock under a Performance Share Award only upon satisfaction of all conditions specified in the Performance Share Award Certificate (or in a performance plan adopted by the Administrator).

(c) Termination. Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 18 below, in writing after the Award is issued, a grantee’s rights in all Performance Share Awards shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 12. PERFORMANCE-BASED AWARDS TO COVERED EMPLOYEES

(a) Performance-Based Awards. The Administrator may grant one or more Performance-Based Awards in the form of a Restricted Stock Award, Restricted Stock Units, Performance Share Awards or Cash-Based Award payable upon the attainment of Performance Goals that are established by the Administrator and relate to one or more of the Performance Criteria, in each case on a specified date or dates or over any period or periods determined by the Administrator. The Administrator shall define in an objective fashion the manner of calculating the Performance Criteria it selects to use for any Performance Cycle. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. Each Performance-Based Award shall comply with the provisions set forth below.

(b) Grant of Performance-Based Awards. With respect to each Performance-Based Award granted to a Covered Employee, the Administrator shall select, within the first 90 days of a Performance Cycle (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) the Performance Criteria for such grant, and the Performance Goals with respect to each Performance Criterion (including a threshold level of performance below which no amount will become payable with respect to such Award). Each Performance-Based Award will specify the amount payable, or the formula for determining the amount payable, upon achievement of the various applicable performance targets. The Performance Criteria established by the Administrator may be (but need not be) different for each Performance Cycle and different Performance Goals may be applicable to Performance-Based Awards to different Covered Employees.

(c) Payment of Performance-Based Awards. Following the completion of a Performance Cycle, the Administrator shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Cycle have been achieved and, if so, to also calculate and certify in writing the amount of the Performance-Based Awards earned for the Performance Cycle. The Administrator shall then determine the actual size of each Covered Employee’s Performance-Based Award. All determinations by the Administrator with respect to Performance-Based Awards shall be final, binding and conclusive.

(d) Maximum Award Payable. The maximum Performance-Based Award payable to any one Covered Employee under the Plan for a Performance Cycle is 58,687 shares of Stock (subject to adjustment as provided in Section 3(c) hereof) or $1,500,000 in the case of a Performance-Based Award that is a Cash-Based Award.

SECTION 13. DIVIDEND EQUIVALENT RIGHTS

(a) Dividend Equivalent Rights. The Administrator may grant Dividend Equivalent Rights under the Plan. A Dividend Equivalent Right may be granted hereunder to any grantee as a component of an award of Restricted Stock Units or Performance Share Award or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Certificate. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of an Award of Restricted Stock Units or Performance Share Award shall provide that such Dividend Equivalent Right shall be settled only upon settlement or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award.

(b) Termination. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 18 below, in writing after the Award is issued, a grantee’s rights in all Dividend Equivalent Rights shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 14. Transferability of Awards

(a) Transferability. Except as provided in Section 14(b) below, during a grantee’s lifetime, his or her Awards shall be exercisable only by the grantee, or by the grantee’s legal representative or guardian in the event of the grantee’s incapacity. No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order. No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.

(b) Administrator Action. Notwithstanding Section 14(a), the Administrator, in its discretion, may provide either in the Award Certificate regarding a given Award or by subsequent written approval that the grantee (who is an employee or director) may transfer his or her Non-Qualified Stock Options to his or her immediate family members, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award. In no event may an Award be transferred by a grantee for value.

(c) Family Member. For purposes of Section 14(b), “family member” shall mean a grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee’s household (other than a tenant of the grantee), a trust in which these persons (or the grantee) have more than 50 percent of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets, and any other entity in which these persons (or the grantee) own more than 50 percent of the voting interests.

(d) Designation of Beneficiary. To the extent permitted by the Company, each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee’s death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.

SECTION 15. TAX WITHHOLDING

(a) Payment by Grantee. Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company’s obligation to deliver evidence of book entry (or stock certificates) to any grantee is subject to and conditioned on tax withholding obligations being satisfied by the grantee.

(b) Payment in Stock. Subject to approval by the Administrator, a grantee may elect to have the Company’s tax withholding obligation satisfied, in whole or in part, by authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due; provided, however, that to the extent necessary to avoid adverse accounting treatment such share withholding may be limited to the minimum required tax withholding obligation. The Administrator may also require Awards to be subject to mandatory share withholding up to the required withholding amount. For purposes of share withholding, the Fair Market Value of withheld shares shall be determined in the same manner as the value of Stock includible in income of the Participants.

SECTION 16. SECTION 409A AWARDS

To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A) to a grantee who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee’s separation from service, or (ii) the grantee’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. Further, the settlement of any such Award may not be accelerated except to the extent permitted by Section 409A.

SECTION 17. TERMINATION OF EMPLOYMENT, TRANSFER, LEAVE OF ABSENCE, ETC.

(a) Termination of Employment. If the grantee’s employer ceases to be a Subsidiary, the grantee shall be deemed to have terminated employment for purposes of the Plan.

(b) For purposes of the Plan, the following events shall not be deemed a termination of employment:

(i) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

(ii) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

SECTION 18. AMENDMENTS AND TERMINATION

The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent. Except as provided in Section 3(c) or 3(d), without prior stockholder approval, in no event may the Administrator exercise its discretion to reduce the exercise price of outstanding Stock Options or Stock Appreciation Rights or effect repricing through cancellation and re-grants or cancellation of Stock Options or Stock Appreciation Rights in exchange for cash or other Awards. To the extent required under the rules of any securities exchange or market system on which the Stock is listed, to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code, or to ensure that compensation earned under Awards qualifies as performance-based compensation under Section 162(m) of the Code, Plan amendments shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders. Nothing in this Section 18 shall limit the Administrator’s authority to take any action permitted pursuant to Section 3(c) or 3(d).

SECTION 19. STATUS OF PLAN

With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 20. GENERAL PROVISIONS

(a) No Distribution. The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

(b) Delivery of Stock Certificates. Stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records). Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Administrator has determined, with advice of counsel (to the extent the Administrator deems such advice necessary or advisable), that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed, quoted or traded. All Stock certificates delivered pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state or foreign jurisdiction, securities or other laws, rules and quotation system on which the Stock is listed, quoted or traded. The Administrator may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Administrator may require that an individual make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.

(c) Stockholder Rights. Until Stock is deemed delivered in accordance with Section 20(b), no right to vote or receive dividends or any other rights of a stockholder will exist with respect to shares of Stock to be issued in connection with an Award, notwithstanding the exercise of a Stock Option or any other action by the grantee with respect to an Award.

(d) Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

(e) Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to the Company’s insider trading policies and procedures, as in effect from time to time.

(f) Clawback Policy. Awards under the Plan shall be subject to any applicable clawback policy of the Company, as such may be in effect from time to time.

(g) Regulatory Requirements. The grant and settlement of Awards under the Plan shall be conditioned upon and subject to compliance with Section 18(k) of the Federal Deposit Insurance Act, 12. U.S. 1828(k), and the rules and regulations promulgated thereunder.

SECTION 21. EFFECTIVE DATE OF PLAN

This Plan shall become effective upon stockholder approval in accordance with applicable state law, the Company’s bylaws and articles of incorporation, and applicable stock exchange rules. No grants of Stock Options and other Awards may be made hereunder after the tenth anniversary of the Effective Date and no grants of Incentive Stock Options may be made hereunder after the tenth anniversary of the date the Plan is approved by the Board.

SECTION 22. GOVERNING LAW

This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts, applied without regard to conflict of law principles.

DATE APPROVED BY BOARD OF DIRECTORS: May 23, 2017

DATE APPROVED BY STOCKHOLDERS:

ANNUAL MEETING OF SHAREHOLDERS OF

RANDOLPH BANCORP, INC.

August 21, 2017

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EDT the day before the meeting.
COMPANY NUMBER
MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting.	ACCOUNT NUMBER

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement, 2016 Annual Report and proxy card are available at https://astproxyportal.com/ast/20777
i Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. i

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THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES,

“FOR” PROPOSAL 2 AND “FOR” PROPOSAL 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE   ☒

					FOR	AGAINST	ABSTAIN
1. Election of Class I directors to serve on our Board for a term of three years and until their respective successors are duly elected and qualified;			2.	The ratification of the appointment of Crowe Horwath LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017; and	☐	☐	☐

☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	NOMINEES: O James P. McDonough O Richard C. Pierce O Janis E. Wentzell		3.	The approval of the Randolph Bancorp, Inc. 2017 Stock Option and Incentive Plan.	☐	☐	☐
			The Board unanimously recommends that you vote:

			•	FOR Proposal 1: The election of James P. McDonough, Richard C. Pierce, and Janis E. Wentzell, as Class I directors to serve on our Board for a term of three years and until their respective successors are duly elected and qualified; and

			•	FOR Proposal 2: The ratification of the appointment of Crowe Horwath LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017; and

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●				FOR Proposal 3: The approval of the Randolph Bancorp, Inc. 2017 Stock Option and Incentive Plan.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

		☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

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Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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☐	∎

RANDOLPH BANCORP, INC.

Proxy for Annual Meeting of Shareholders on August 21, 2017

Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Louis J. Trubiano and James G. Welch, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the 2017 Annual Meeting of Shareholders of Randolph Bancorp, Inc., which will be held on August 21, 2017 at 3:00 p.m., local time, at Lombardo’s, 6 Billings Street, Randolph, Massachusetts 02368, and at any adjournments or postponements thereof, as follows:

(Continued and to be signed on the reverse side.)

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